UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

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Northrop Grumman Corporation

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2018
PROXY STATEMENT

THE VALUE OF PERFORMANCE.

NORTHROP GRUMMAN

March 30, 2018

On behalf of the Board of Directors and management team, we cordially invite you to attend Northrop Grumman Corporation’s 2018 Annual Meeting of Shareholders. This year’s meeting will be held on Wednesday, May 16, 2018 at our principal executive office located at 2980 Fairview Park Drive, Falls Church, Virginia 22042 beginning at 8:00 a.m., Eastern Daylight Time.

We look forward to meeting those of you who are able to attend the meeting. For those who are unable to attend, live coverage of the meeting will be available on the Northrop Grumman website at www.northropgrumman.com.

At this meeting, shareholders will vote on matters set forth in the accompanying Notice of 2018 Annual Meeting of Shareholders and Proxy Statement. We will also provide a report on our Company and will entertain questions of general interest to the shareholders.

We are very pleased to report another year of outstanding performance for our shareholders, customers and employees. Excellent results from all three of our businesses combined to generate higher operating income, and before the impacts of the Tax Cuts and Jobs Act and our related discretionary pension contribution, higher earnings and cash generation than in 2016. Our capital deployment strategy continues to serve us and our shareholders well. Our robust capital expenditures reflect the quality of our opportunities and support our foundation for long-term profitable growth. In addition to these investments, we also took an important step to broaden our portfolio by reaching an agreement to acquire Orbital ATK. For our shareholders, we raised our quarterly dividend 11% and reduced our weighted-average diluted shares outstanding by 3%. In 2017, we returned more than $1 billion to our shareholders through dividends and share repurchases. Total shareholder return was 33.9% in 2017, another strong performance relative to our peers and the S&P 500.

In addition to strong financial and operational achievements, we continue to strengthen our corporate citizenship and sustainability efforts. For the sixth consecutive year, Northrop Grumman earned a leadership score in CDP’s 2017 climate change program; we were again included in the Dow Jones Sustainability Index for North America, and DiversityInc named us one of their Top 50 Companies for Diversity for the eighth consecutive year.

In 2017, as in prior years, we actively engaged with our shareholders on a variety of matters, including our strategy for long-term value creation and further aligning our governance, compensation and sustainability practices to support long-term profitable growth and value creation.

Your vote is important. Your proxy or voting instruction card includes specific information regarding the several ways to vote your shares. We encourage you to vote as soon as possible, even if you plan to attend the meeting. You may vote over the internet, by telephone or mobile device, by mailing a proxy or voting instruction card or in person at the Annual Meeting.

Thank you for your support and continued interest in Northrop Grumman Corporation.

Wes Bush Chairman and Chief Executive Officer	Donald E. Felsinger Lead Independent Director

NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT |

Notice of 2018 Annual Meeting of Shareholders

Wednesday, May 16, 2018

8:00 a.m., Eastern Daylight Time

Northrop Grumman Corporation, Principal Executive Office

2980 Fairview Park Drive, Falls Church, Virginia 22042

The 2018 Annual Meeting of Shareholders (Annual Meeting) of Northrop Grumman Corporation (Company) will be held on Wednesday, May 16, 2018 at 8:00 a.m., Eastern Daylight Time, at our principal executive office located at 2980 Fairview Park Drive, Falls Church, Virginia 22042.

Shareholders of record at the close of business on March 20, 2018 are entitled to vote at the Annual Meeting. The following items are on the agenda:

1.	The election of the 12 nominees named in the accompanying Proxy Statement as directors to hold office until the 2019 Annual Meeting;

2.	A proposal to approve, on an advisory basis, the compensation of our named executive officers;

3.	A proposal to ratify the appointment of Deloitte & Touche LLP as our independent auditor for the year ending December 31, 2018;

4.	A shareholder proposal to modify the ownership threshold for shareholders to call a special meeting; and

5.	Any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

All shareholders are invited to attend the Annual Meeting. To be admitted you will need proof of stock ownership and a form of photo identification. If your broker holds your shares in “street name,” you will also need proof of beneficial ownership of Northrop Grumman common stock.

We encourage all shareholders to vote on the matters described in the accompanying Proxy Statement. Please see the section entitled “Questions and Answers About the Annual Meeting” on page 69 for information about voting over the internet, by telephone or mobile device, by mailing a proxy or voting instruction card or by attending in person at the Annual Meeting.

By order of the Board of Directors,

Jennifer C. McGarey

Corporate Vice President and Secretary

March 30, 2018

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on May 16, 2018: The Proxy Statement for the 2018 Annual Meeting of Shareholders and the Annual Report for the year ended December 31, 2017 are available at: www.edocumentview.com/noc.

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PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement, reflecting business, compensation and corporate governance highlights. For additional information about these topics, please refer to the discussions contained in this Proxy Statement and in our Annual Report on Form 10-K for the year ended December 31, 2017 (2017 Form 10-K) filed with the United States (U.S.) Securities and Exchange Commission (SEC) on January 29, 2018. This Proxy Statement contains certain non-GAAP (accounting principles generally accepted in the United States of America) financial measures, which are identified with asterisks. For more information, including definitions, reconciliations to the most directly comparable GAAP measure and why we believe these measures may be useful to investors, see “Appendix A - Use of Non-GAAP Financial Measures.” We intend to mail a Notice of Internet Availability of Proxy Materials to shareholders of record and to make this Proxy Statement and accompanying materials available on the internet on or about March 30, 2018.

 2017 Performance Highlights (page 34)

Our focus on performance, portfolio and capital deployment continues to strengthen our foundation for long-term profitable growth and create value for our shareholders, customers and employees.

2017 was another year of strong performance for our company. All three of our sectors generated excellent results that contributed to a 5% sales increase and an 11.5% segment operating margin rate*. Excluding the impacts of 2017 tax reform and the related discretionary contribution we made to our pension plans, diluted EPS grew by 9% to $13.28*. As a result of our strong performance our 2017 total shareholder return (TSR) was 33.9% versus 21.8% for the S&P 500, the ninth consecutive year that our TSR has outperformed the S&P 500.

Our operations continued to generate strong cash flow. Before our discretionary pension contribution, cash provided by operations totaled $2.9 billion and free cash flow* totaled more than $2 billion. Our strong cash generation enabled us to continue deploying cash for the benefit of our customers, shareholders and employees. In 2017 our capital expenditures totaled $928 million and we invested $639 million in R&D. Our capital expenditures continue to be elevated as we invest to strengthen the foundation for long-term profitable growth and drive affordability for our customers. In addition to these investments in our business, we also reached an agreement to acquire Orbital ATK, which will enhance our position in the space, missile and missile defense market domains.

We continued to return cash to shareholders. 2017 share repurchases totaled $393 million, and dividends totaled $689 million, including an 11% increase in May, our 14th consecutive annual increase.

33.9% Total Shareholder Return	5% Sales increase to $25.8 billion Total backlog of $42.9 billion	$689 million paid in dividends 11% quarterly dividend increase, 14th consecutive annual increase	3% reduction in weighted average diluted shares outstanding	Capital spending of $928 million Internal R&D spending of $639 million

* This metric is a non-GAAP financial measure. For more information, see “Appendix A - Use of Non-GAAP Financial Measures.”

NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT | 1

PROXY STATEMENT SUMMARY

 2017 Executive Compensation Highlights (page 33)

We are committed to performance-based executive compensation programs that align with shareholders’ interests and our strategy of investing for and delivering long-term profitable growth. In 2017, we refined the metrics and weightings of our annual and long-term incentives to continue to drive strong performance, while ensuring we invest for long-term profitable growth and maintain alignment with shareholders’ interests.

While we sustained strong financial performance in 2017, our 2017 Annual Incentive Plan (AIP) payout declined to 131%, from 160% in 2016. Our Long-Term Incentive Plan (LTIP) payout is 150% compared to 148% in 2016 for named executive officers (NEOs). We ranked in the 89th percentile for three-year TSR performance relative to the 2015 Performance Peer Group identified on page 38 and ranked in the 96th percentile for three-year TSR performance relative to the S&P Industrials. Following are some governance principles of our 2017 executive compensation programs:

70% of Annual LTIP Equity Grant Performance- Based	Stock Ownership Guidelines for All Officers: CEO 7x Other NEOs 3x	3-Year Mandatory Holding Period for 50% of Vested Shares	Recoupment Policy on Incentive Payouts	No Individual Change in Control Agreements

 Board Nominees (pages 6-12)

Name	Age (1)	Director since	Professional Background	Committee Memberships				Other Public Company
				Audit	Comp	Gov	Policy	Boards
Wesley G. Bush	56	2009	Chairman and CEO, Northrop Grumman Corporation	—	—	—	—	1
Marianne C. Brown	59	2015	Co-Chief Operating Officer, Global Financial Solutions, Fidelity National Information Services, Inc.					—
Donald E. Felsinger	70	2007	Lead Independent Director, Northrop Grumman Corporation; Former Chairman and CEO, Sempra Energy					2
Ann M. Fudge	66	2016	Former Chairman and Chief Executive Officer, Young & Rubicam Brands					2
Bruce S. Gordon	72	2008	Former President, Retail Markets Group, Verizon Communications Inc.; Former President and CEO, NAACP					1
William H. Hernandez	69	2013	Former Senior Vice President and CFO, PPG Industries, Inc.					2
Madeleine A. Kleiner	66	2008	Former Executive Vice President and General Counsel, Hilton Hotels Corporation					1
Karl J. Krapek	69	2008	Former President and COO, United Technologies Corporation					2
Gary Roughead	66	2012	Retired Admiral, United States Navy and Former Chief of Naval Operations					—
Thomas M. Schoewe	65	2011	Former Executive Vice President and CFO, Wal-Mart Stores, Inc.					2
James S. Turley	62	2015	Former Chairman and Chief Executive Officer, Ernst & Young					3
Mark A. Welsh III	64	2016	Dean of the Bush School of Government and Public Service, Texas A&M University; Retired General, United States Air Force and Former Chief of Staff, United States Air Force					—

(1) Age as of March 30, 2018. = Chair = Member

In accordance with our retirement policy, Victor H. Fazio, a director who served during 2017, will not stand for re-election at the 2018 Annual Meeting as he will have attained his 75th birthday prior to the Annual Meeting.

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PROXY STATEMENT SUMMARY

 Board Nominee Highlights

The charts below reflect the tenure, independence and broad experience of our board nominees.

Director Tenure	Director Independence

Director Experience

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PROXY STATEMENT SUMMARY

 Governance Highlights (pages 13-22)

We are committed to high standards of corporate governance and have a robust corporate governance program intended to promote the long-term success of our Company. Some highlights of our corporate governance practices are listed below.

Board Structure and Governance

✓ The Board is approximately 92% independent.

✓ Each of the Audit, Compensation, Governance and Policy Committees is comprised entirely of independent directors.

✓ Our policy limits the number of boards on which our directors serve (no more than three other public company boards without special approval) to avoid overboarding.

✓ The independent directors regularly hold both executive sessions led by our Chairperson and independent sessions led by our Lead Independent Director.

✓ Our Lead Independent Director, appointed annually by the independent directors, is empowered with a robust set of responsibilities and provides additional independent oversight of senior management and Board leadership.

✓ All directors are elected annually based on a majority voting standard in uncontested elections, with a director resignation policy if a director fails to receive a majority of votes cast “for” his or her election.

✓ The Board nominees reflect a balanced mix of directors with deep Company and industry knowledge, and fresh and diverse perspectives, with an average director tenure of 6.5 years.

✓ The Board and each Committee annually conduct a thorough self-assessment process focused on Board or Committee performance, respectively. In addition, each director completes an individual director evaluation for each of the other directors and receives feedback on his or her own performance.

✓ Wehave a director retirement policy for directors that reach the age of 75 and are committed to Board refreshment, with the addition of five new directors to the Board in the last five years.

Shareholder Rights

✓ The Board has adopted a robust proxy access bylaw provision, allowing eligible shareholders to include their own director nominees in the Company’s proxy materials.

✓ Shareholders holding at least 25% of our common stock have the right to call a special meeting.

✓ Shareholders holding at least 25% of our common stock have the right to take action by written consent.

Corporate Responsibility and Sustainability

✓ We have a strong ethics program with standards of business conduct that help guide and promote good governance, responsible business practices and the highest standards of integrity throughout the Company.

✓ We publish an annual corporate responsibility report highlighting aspects of our social, environmental and governance performance and engage an independent external review panel to provide feedback and advice on our report.

✓ We integrate environmental sustainability into our organizational culture, minimizing our environmental footprint and driving affordability. Our executive officers are accountable for achieving environmental sustainability goals, which are one of our six non-financial corporate performance metrics.

✓ We disclose our political contributions policy and various trade association memberships on our website.

✓ We have a robust recoupment policy which provides the Board of Directors with the ability to recoup the incentive compensation of elected officers under certain circumstances.

Stock Ownership

✓ We have stock ownership guidelines of 7x base salary for the CEO and 3x base salary for other named executive officers, as well as stock holding requirements of three years from the vesting date.

✓ We have stock ownership guidelines of 5x the annual cash retainer for our non-employee directors.

✓ We prohibit hedging and pledging of our common stock by directors and executive officers.

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PROXY STATEMENT SUMMARY

 Shareholder Engagement

We regularly engage with our shareholders to understand their perspectives on our Company, including our strategies, performance, issues of governance and corporate responsibility, and executive compensation. This ongoing dialogue, in which both members of management and directors participate, has helped inform the Board’s decision-making and ensure our interests remain well-aligned with those of our shareholders.

Since our 2017 annual meeting, we have offered to engage on governance-related topics with shareholders representing approximately 60% of our outstanding shares. We have met with shareholders representing more than 30% of our outstanding shares to learn their perspectives on the Company and governance-related topics. While a number of our shareholders did not request meetings, we believe it is a best practice to offer engagement to shareholders representing a majority of our shares outstanding. These efforts are in addition to normal course outreach conducted by our Investor Relations team and members of senior management with portfolio managers and analysts, which are primarily focused on strategy and Company performance. We also meet with shareholders at investor conferences held throughout the year.

The Company has a substantial record of adopting provisions or modifying practices with the benefit of, and to reflect, shareholder input. Examples include provisions regarding proxy access, the right of shareholders to call a special meeting and the right of shareholders to act by written consent, as well as the use of full value shares and performance-based long-term incentives for our executives.

 Annual Shareholders’ Meeting

Time: May 16, 2018, 8:00 a.m., Eastern Daylight Time	Record Date: You can vote if you were a shareholder of record at the close of business on March 20, 2018.

Place: Northrop Grumman Corporation 2980 Fairview Park Drive Falls Church, Virginia 22042	Admission: You will need proof of stock ownership and a form of photo identification.

 Voting Matters and Board Recommendations

	Board Vote Recommendation	Page Reference
Proposal One: Election of Directors	FOR each Director Nominee	6
Proposal Two: Advisory Vote on Compensation of Named Executive Officers	FOR	31
Proposal Three: Ratification of Appointment of Independent Auditor	FOR	64
Proposal Four: Shareholder Proposal to Modify Ownership Threshold for Shareholders to Call a Special Meeting	AGAINST	67

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PROPOSAL ONE: ELECTION OF DIRECTORS

 2018 Nominees for Director

Our Board has nominated 12 directors for election at the Annual Meeting. Each of the director nominees has consented to serve, and we do not know of any reason why any of them would be unable to serve, if elected. If a nominee becomes unavailable or unable to serve before the Annual Meeting (for example, due to serious illness), the Board may determine to leave the position vacant, reduce the number of authorized directors or designate a substitute nominee. If any nominee becomes unavailable for election to the Board, an event which is not anticipated, the proxyholders will have full discretion and authority to vote, or refrain from voting, for any other nominee in accordance with their judgment.

The following pages contain biographical and other information about each of the nominees. In addition, we have provided information regarding some of the particular experiences, qualifications, attributes and skills that led the Board to conclude that each nominee should serve as a director.

Unless instructed otherwise, the proxyholders will vote the proxies received by them “FOR” the election of the director nominees listed below.

WESLEY G. BUSH, 56
Chairman and Chief Executive Officer, Northrop Grumman Corporation. Director since 2009

Mr. Wesley G. Bush has served as Chief Executive Officer of the Company since January 2010. He was elected to the Board of Directors in 2009 and elected Chairman of the Board of Directors in July 2011. Mr. Bush served as Chief Executive Officer and President of the Company from January 2010 through December 31, 2017, as President and Chief Operating Officer of the Company from March 2007 through December 2009, as President and Chief Financial Officer from May 2006 through March 2007, and as Corporate Vice President and Chief Financial Officer from March 2005 to May 2006. Following the acquisition of TRW Inc. (TRW) by the Company, he was named Corporate Vice President and President of the Space Technology sector. Mr. Bush joined TRW in 1987 and during his career with that company held various leadership positions, including President and CEO of TRW Aeronautical Systems. He is a director of Norfolk Southern Corporation. He serves on the boards of several non-profit organizations, including the Aerospace Industries Association, the Business-Higher Education Forum, Conservation International, INOVA Health Systems, the Naval Academy Foundation and the USO.

Attributes, Skills and Qualifications

• Significant business experience with over 35 years in the aerospace and defense industry

• Prior leadership positions within Northrop Grumman (including as President, Chief Operating Officer, Chief Financial Officer and Sector President)

• Extensive international business experience

• Extensive leadership roles in community service

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PROPOSAL ONE: ELECTION OF DIRECTORS

MARIANNE C. BROWN, 59

Co-Chief Operating Officer, Global Financial Solutions, Fidelity National Information Services, Inc., a financial services technology solutions provider.

Director since 2015

Member of the Audit Committee and Policy Committee

Ms. Marianne C. Brown has served as Co-Chief Operating Officer, Global Financial Solutions, of Fidelity National Information Services, Inc. since January 2018. Prior to that, Ms. Brown served as Chief Operating Officer, Institutional and Wholesale Business of Fidelity National Information Services since December 2015, when it acquired SunGard Financial Systems. Ms. Brown was Chief Operating Officer of SunGard Financial Systems, a software and IT services provider, from February 2014 to November 2015. Prior to that, Ms. Brown was the CEO and president of Omgeo, a global financial services technology company, from March 2006 to February 2014. Before joining Omgeo, she was the CEO of the Securities Industry Automation Corporation. Ms. Brown began her career at Automatic Data Processing (ADP) and progressed through a series of positions of increasing responsibility culminating in her role as general manager of ADP’s Brokerage Processing Services business, which was subsequently spun off to become Broadridge Financial Solutions. Ms. Brown is a Senior Advisor to Pro Mujer.

Attributes, Skills and Qualifications

•   Substantial business experience as Chief Operating Officer and as a former Chief Executive Officer

•   Significant experience in IT goods and services and business management

•   Community and philanthropic leader

DONALD E. FELSINGER, 70

Lead Independent Director of the Board of Directors, Northrop Grumman Corporation.

Former Chairman and Chief Executive Officer, Sempra Energy, an energy services holding company.

Director since 2007

Member of the Compensation Committee and Governance Committee

Mr. Donald E. Felsinger is the former Chairman and Chief Executive Officer of Sempra Energy. From July 2011 through his retirement in November 2012, he served as Executive Chairman of the Board of Directors of Sempra Energy, and from February 2006 through June 2011, he was Sempra’s Chairman and CEO. Prior to that, Mr. Felsinger was President and Chief Operating Officer of Sempra Energy from January 2005 to February 2006 and a member of the Board of Directors. From 1998 through 2004, he was Group President and Chief Executive Officer of Sempra Global. Prior to the merger that formed Sempra Energy, he served as President and Chief Operating Officer of Enova Corporation, the parent company of San Diego Gas & Electric (SDG&E). Prior positions included President and Chief Executive Officer of SDG&E, Executive Vice President of Enova Corporation and Executive Vice President of SDG&E. Mr. Felsinger serves on the boards of Archer-Daniels-Midland (Lead Independent Director) and Gannett Co., Inc.

Attributes, Skills and Qualifications

•   Extensive business experience as Chief Executive Officer, a board member and Chairman of other Fortune 500 companies in regulated industries

•   Significant experience in corporate governance and strategy, and as Lead Independent Director of a Fortune 250 company

•   In-depth knowledge of executive compensation and benefits

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PROPOSAL ONE: ELECTION OF DIRECTORS

ANN M. FUDGE, 66
Former Chairman and Chief Executive Officer, Young & Rubicam Brands, a marketing communications company. Director since 2016 Member of the Audit Committee and Policy Committee

Ms. Ann M. Fudge served as Chairman and Chief Executive Officer of Young & Rubicam Brands at WPP Group PLC from May 2003 to December 2006. Prior to that, she served in various leadership positions at Kraft Foods from 1986 to 2001, including President of Beverages, Desserts and Post Divisions, and President of Maxwell House Coffee and Kraft General Foods. From 1977 to 1986, Ms. Fudge held a variety of marketing positions at General Mills. She is a director of Unilever NV and Novartis AG, and served as a director of General Electric Company and Infosys Limited during the last five years. Ms. Fudge also serves as a trustee of WGBH Public Media and the Brookings Institution. Ms. Fudge also serves on the Advisory Board of the Smithsonian Museum of African American History and Culture, and as Chair of the U.S. Programs Advisory Panel of the Gates Foundation.

Attributes, Skills and Qualifications

•   Extensive business experience as former Chief Executive Officer and former president of leading consumer products business units

•   Substantial international experience through service as an executive and director of a large multinational company and a director of other large multinational companies

•   Significant public company board experience

BRUCE S. GORDON, 72

Former President, Retail Markets Group, Verizon Communications Inc., a telecommunications company, and Former President & CEO, NAACP.

Director since 2008

Member of the Compensation Committee and Policy Committee (Chair)

Mr. Bruce S. Gordon served as President and Chief Executive Officer of the National Association for the Advancement of Colored People from June 2005 to March 2007. In 2003, Mr. Gordon retired from Verizon Communications Inc., where he had served as President, Retail Markets Group since 2000. Prior to that, Mr. Gordon served as Group President of the Enterprise Business Unit, President of Consumer Services, Vice President of Marketing and Sales and Vice President of Sales for Bell Atlantic Corporation (Verizon’s predecessor). He is a member of the board of directors of the Newport Festival Foundation and a member of the Executive Leadership Council. Mr. Gordon is a director of CBS Corporation, and served as the Non-Executive Chair of The ADT Corporation during the last five years. He currently serves as a diversity consultant to several Fortune 500 companies.

Attributes, Skills and Qualifications

•   Extensive leadership and business skills acquired from his experience with corporate and non-profit enterprises

•   National leader on issues of diversity and inclusion

•   Significant board experience, including as non-executive chair

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PROPOSAL ONE: ELECTION OF DIRECTORS

WILLIAM H. HERNANDEZ, 69

Former Senior Vice President and Chief Financial Officer, PPG Industries, Inc., a manufacturer of chemical and industrial products.

Director since 2013

Member of the Audit Committee (Chair) and Governance Committee

Mr. William H. Hernandez served as Senior Vice President, Finance, and Chief Financial Officer of PPG Industries, Inc. (PPG), from 1995 until his retirement in 2009. Prior to that, he was PPG’s corporate controller from 1990 to 1994. Mr. Hernandez previously held a number of positions with Borg-Warner Corporation and Ford Motor Company. Mr. Hernandez is a certified management accountant and has taught finance and management courses at Marietta College. He is a member of the board of directors of Albemarle Corporation and USG Corporation and served as director of Black Box Corporation and Eastman Kodak during the last five years.

Attributes, Skills and Qualifications

•   Extensive experience and expertise in areas of finance, accounting and business management acquired as Chief Financial Officer of PPG Industries

•   Significant experience in areas of risk management

•   Audit committee financial expert

MADELEINE A. KLEINER, 66
Former Executive Vice President and General Counsel, Hilton Hotels Corporation, a hotel and resort company. Director since 2008 Member of the Audit Committee and Governance Committee (Chair)

Ms. Madeleine A. Kleiner served as Executive Vice President, General Counsel and Corporate Secretary for Hilton Hotels Corporation from January 2001 until February 2008. From 1999 through 2001, she served as a director of a number of Merrill Lynch mutual funds operating under the Hotchkis and Wiley name. Ms. Kleiner served as Senior Executive Vice President, Chief Administrative Officer and General Counsel of H.F. Ahmanson & Company and its subsidiary, Home Savings of America, until the company was acquired in 1998, and prior to that was a partner at the law firm of Gibson, Dunn and Crutcher where she advised corporations and their boards primarily in the areas of mergers and acquisitions, corporate governance and securities transactions and compliance. Ms. Kleiner currently serves on the board of directors of Jack in the Box Inc. Ms. Kleiner is a member of the board of the New Village Charter School.

Attributes, Skills and Qualifications

•   Expertise in corporate governance, Sarbanes-Oxley controls, risk management, securities transactions and mergers and acquisitions

•   Significant experience from past roles as general counsel for two public companies, outside counsel to numerous public companies and through service on another public company board

•   Audit committee financial expert

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PROPOSAL ONE: ELECTION OF DIRECTORS

KARL J. KRAPEK, 69

Former President and Chief Operating Officer, United Technologies Corporation, an aerospace and building systems company.

Director since 2008

Member of the Compensation Committee (Chair) and Governance Committee

Mr. Karl J. Krapek served as President and Chief Operating Officer of United Technologies Corporation from 1999 until his retirement in January 2002. At United Technologies Corporation, he served for 20 years in various leadership positions, including Executive Vice President and director in 1997, President and Chief Executive Officer of Pratt & Whitney in 1992, Chairman, President and Chief Executive Officer of Carrier Corporation in 1990 and President of Otis Elevator Company in 1989. Prior to joining United Technologies Corporation, he was Manager of Car Assembly Operations for the Pontiac Motor Car Division of General Motors Corporation. In 2002, Mr. Krapek became a co-founder of The Keystone Companies, which develops residential and commercial real estate. He chairs the Strategic Planning Committee for the board of directors at Trinity Health of New England. Mr. Krapek is a director of Prudential Financial, Inc. and Pensare Acquistion Corp.

Attributes, Skills and Qualifications

•   Extensive industry experience and leadership skills

•   Deep operational experience in aerospace and defense, domestic and international business operations and technology and lean manufacturing

•   Significant public company board experience, including serving as Lead Independent Director

GARY ROUGHEAD, 66
Admiral, United States Navy (Ret.) and Former Chief of Naval Operations. Director since 2012 Member of the Compensation Committee and Governance Committee

Admiral Gary Roughead retired from his position as the 29th Chief of Naval Operations in September 2011, after serving in that position for four years. The Chief of Naval Operations is the senior military position in the United States Navy. As Chief of Naval Operations, Admiral Roughead stabilized and accelerated ship and aircraft procurement plans and the Navy’s capability and capacity in ballistic missile defense and unmanned air and underwater systems. He restructured the Navy to address the challenges and opportunities in cyber operations. Prior to becoming the Chief of Naval Operations, he held six operational commands (including commanding both the Atlantic and Pacific Fleets). Admiral Roughead is a Robert and Marion Oster Distinguished Military Fellow at the Hoover Institution. He is a director of Maersk Lines, Ltd. He also serves as a trustee of the Dodge and Cox Funds. He is a director of the Center for a New American Security, and serves on the Board of Managers of the Johns Hopkins University Applied Physics Lab.

Attributes, Skills and Qualifications

•   Extensive career as a senior military officer with the United States Navy, including numerous operational commands, as well as leadership positions, most recently as the 29th Chief of Naval Operations

•   Significant expertise in national security, information warfare, cyber operations and global security issues

•   Broad experience in leadership and matters of global relations, particularly in the Pacific region, Europe and the Middle East

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PROPOSAL ONE: ELECTION OF DIRECTORS

THOMAS M. SCHOEWE, 65
Former Executive Vice President and Chief Financial Officer, Wal-Mart Stores, Inc., an operator of retail stores. Director since 2011 Member of the Compensation Committee and Policy Committee

Mr. Thomas M. Schoewe was Executive Vice President and Chief Financial Officer of Wal-Mart Stores Inc. from 2000 to 2011. Prior to his employment with Wal-Mart, he held several roles at the Black and Decker Corporation, including Senior Vice President and Chief Financial Officer from 1996 to 1999, Vice President and Chief Financial Officer from 1993 to 1999, Vice President of Finance from 1989 to 1993 and Vice President of Business Planning and Analysis from 1986 to 1989. Before joining Black and Decker, Mr. Schoewe worked for Beatrice Companies, where he was Chief Financial Officer and Controller of one of its subsidiaries, Beatrice Consumer Durables Inc. Mr. Schoewe serves on the Boards of Directors of General Motors Corporation and Kohlberg Kravis Roberts and Company. Mr. Schoewe also serves on the board of the Ladies Professional Golf Association.

Attributes, Skills and Qualifications

•   Extensive financial experience acquired through positions held as the Chief Financial Officer of large public companies, as well as expertise in Sarbanes-Oxley controls, risk management and mergers and acquisitions

•   Significant international experience through his service as an executive of large public companies with substantial international operations

•   Experience at Wal-Mart and Black and Decker on large-scale transformational enterprise information technology implementations

•   Extensive experience as a member of the audit and risk committees of other public companies

JAMES S. TURLEY, 62
Former Chairman and Chief Executive Officer, Ernst & Young, a professional services organization. Director since 2015 Member of the Audit Committee and Governance Committee

Mr. James S. Turley served as Chairman and Chief Executive Officer of Ernst & Young from 2001 until his retirement in 2013. Mr. Turley joined Ernst & Young in 1977 and held various positions there until being named regional managing partner for the Upper Midwest in 1994, and for New York in 1998. He was named Deputy Chairman in 2000. He currently serves on the Boards of Directors of Citigroup, Emerson Electric Company and Intrexon Corporation. He also serves on the Board of Directors of the Boy Scouts of America. Mr. Turley is a board member of Kohler Co. and serves as Non-Executive Chair of Sita Capital Partners LLP.

Attributes, Skills and Qualifications

•   Extensive experience and expertise in areas of finance, accounting and business management acquired over 36-year career at Ernst & Young, including serving as Chairman and Chief Executive Officer of Ernst & Young

•   Significant experience in areas of risk management

•   Extensive experience as a member of the audit committee of other public companies

•   Audit committee financial expert

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PROPOSAL ONE: ELECTION OF DIRECTORS

MARK A. WELSH III, 64

Dean of the Bush School of Government and Public Service, Texas A&M University; General, United States Air Force (Ret.); Former Chief of Staff, United States Air Force.

Director since 2016

Member of the Audit Committee and Policy Committee

General Mark A. Welsh III was appointed as the new Dean of the Bush School of Government and Public Service effective August 15, 2016. Prior to his current position, General Welsh served as Chief of Staff of the United States Air Force, the senior uniformed Air Force officer responsible for the organization, training and equipping of active-duty, Guard, Reserve and civilian forces serving in the United States and overseas. During his long career, General Welsh also served as a member of the Joint Chiefs of Staff, Commander of the United States Air Forces in Europe and Commander of NATO’s Air Command, Associate Director for Military Affairs at the Central Intelligence Agency and Commandant of the United States Air Force Academy. General Welsh is a member of the Board of Managers of Peak NanoSystems, LLC. He is also a director of the Air Force Association.

Attributes, Skills and Qualifications

•   Extensive career as a senior military officer and member of the Joint Chiefs of Staff, having held leadership positions at the highest levels of the United States Air Force

•   Extensive experience and in-depth knowledge of issues related to global security and the intelligence community

•   Broad leadership experience and international experience, particularly in Europe

Vote Required

To be elected, a nominee must receive more votes cast “for” than votes cast “against” his or her election. Abstentions and broker non-votes will have no effect on this proposal. If a nominee is not re-elected, he or she will remain in office until a successor is elected or until his or her earlier resignation or removal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE 12 NOMINEES FOR DIRECTOR LISTED ABOVE.

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 Overview

We are committed to maintaining high standards of corporate governance, consistent with our core values of sustainable performance, ethics and compliance. With strong oversight from the Board, our corporate governance regime is intended to promote the long-term success of our Company to benefit our shareholders, customers and employees.

Our Company has adopted Principles of Corporate Governance and Standards of Business Conduct to
help guide and promote our good corporate governance and responsible business practices.

Our Principles of Corporate Governance outline the role and responsibilities of our Board and the high standards our directors maintain. They set forth additional independence requirements for our directors and provide guidelines for Board leadership and Board and Committee membership, among other items. The Board reviews these principles at least annually and considers opportunities for improvement and modification.

Our Standards of Business Conduct reflect and reinforce our commitment to integrity and ethics in all we do. They apply to our directors, officers and all employees.

Among other things, our Standards of Business Conduct:

•	require high ethical standards in all aspects of our business;

•	require strict adherence to all applicable laws and regulations;

•	reflect our commitment to maintaining a culture that values diversity and inclusion;

•	reinforce the need for avoiding actual or apparent conflicts of interest and require the responsible use of Company resources;

•	reinforce our commitment to being a responsible corporate citizen;

•	reflect our commitment to our work environment and the global communities where we live, work and serve;

•	require the consistent production of quality results; and

•	call upon all employees freely to seek guidance regarding business conduct and to raise any issues of concern (including on an anonymous basis).

We report amendments to provisions of our Standards of Business Conduct on our website. We disclose in a Form 8-K waivers of the provisions of our Standards of Business Conduct that apply to our directors or our executive officers (that is, Corporate Vice Presidents who are members of the Corporate Policy Council and our Chief Accounting Officer). There were no waivers from any provisions of our Standards of Business Conduct or amendments applicable to any director or executive officer in 2017.

 Role of the Board

The primary responsibility of our Board is to foster the long-term success of the Company, promoting the interests of our shareholders. Our directors exercise their business judgment in a manner they reasonably believe to be in the best interests of the Company and our shareholders and in a manner consistent with their fiduciary responsibilities. The responsibilities of the Board include, but are not limited to, the following:

•	oversee our long-term business strategies, operations and performance;

•	select the Chief Executive Officer and elect officers of the Company;

•	oversee our risk management activities;

•	oversee senior executive succession planning;

•	elect directors to fill vacant positions between Annual Meetings;

•	review and approve executive compensation;

•	review and approve significant corporate actions;

•	oversee and evaluate management and Board performance;

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CORPORATE GOVERNANCE

•	oversee our ethics and compliance programs;

•	ensure effective corporate governance practices; and

•	provide advice to management.

Board’s Role in Risk Oversight

As noted above, the Board is responsible for overseeing our risk management activities, among other duties. Each of our Board committees assists the Board in this role.

•	The Audit Committee focuses on risks that could impact our financial performance. The Audit Committee periodically receives a report from the Chief Financial Officer and members of the Finance Department addressing our financial risk management processes, systems and internal controls, the nature of the material financial risks the Company faces and how the Company responds to and mitigates these risks. The Audit Committee periodically receives a report from our General Counsel on legal and other compliance risks and how the Company is addressing and mitigating those risks. The Audit Committee receives an annual report from our Chief Compliance Officer on the Company’s compliance program overall. The Audit Committee also receives quarterly reports from the Vice President, Global Corporate Responsibility on trends in ethics reporting.

•	The Compensation Committee reviews at least annually a risk assessment of the Company’s compensation programs and, together with its independent compensation consultant, evaluates the mix of at-risk compensation linked to stock appreciation.

•	The Policy Committee assists the Board in identifying and evaluating global security, political and budgetary issues and trends that could impact the Company’s business. The Policy Committee periodically receives a report from the Vice President, Global Corporate Responsibility on the Company’s ethics and corporate responsibility programs.

•	The Governance Committee regularly reviews the Company’s corporate governance policies and practices, and considers issues of succession and composition of the Board, recommending proposed changes to the full Board for approval.

The Board and its Committees provide oversight of the Company’s risk management processes, including the Enterprise Risk Management Council (ERMC). The ERMC is comprised of all members of the Corporate Policy Council, the Chief Accounting Officer, Chief Compliance Officer, Secretary, head of Internal Audit and Treasurer. The ERMC seeks to ensure that the Company has identified the most significant risks and implemented effective mitigation plans for each. The full Board has responsibility for oversight of cyber and other security risks, and receives periodic briefings from our Vice President and Chief Information Security Officer.

 Board Leadership Structure

Chairperson of the Board

Our Bylaws provide that our directors will designate a Chairperson of the Board from among its members. The Chairperson presides at all Board and shareholder meetings. The Chairperson interacts directly with all members of the Board and assists the Board to fulfill its responsibilities. The Principles of Corporate Governance provide that the Board believes it is in the best interests of the Company and the shareholders for the Board to have flexibility to determine the best director to serve as Chairperson of the Board at the time, based on consideration of all relevant factors. As discussed below, the Board believes that the appropriate leadership structure at this time is for Mr. Bush, our Chief Executive Officer, to serve as Chairman. Mr. Bush has served as Chairman since July 2011.

The Board believes that having the Chief Executive Officer serve as Chairman best positions the Company to be innovative, compete successfully and advance shareholder interests in today’s environment. The Board believes that Mr. Bush’s deep understanding of the Company’s business, day-to-day operations, growth opportunities, challenges and risk management practices gained through various leadership positions enables him to provide strong and effective leadership to the Board and to ensure that the Board is informed of important issues facing the Company. The Board consists entirely of independent directors other than Mr. Bush and it continues to exercise a strong, independent oversight function, with fully independent Board Committees and a strong Lead Independent Director with clearly articulated responsibilities. The Board evaluates the leadership structure of the Board on an ongoing basis to ensure that it continues to best meet the needs of the Company.

Lead Independent Director

If the Chairperson is not independent, the independent directors will designate annually from among them a Lead Independent Director. Following our 2017 Annual Meeting, the independent directors designated Mr. Felsinger as Lead Independent Director.

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Our Principles of Corporate Governance set forth specific duties and responsibilities of the Lead Independent Director, which include the following:

•	preside at meetings of the Board at which the Chairperson is not present, including executive sessions of the independent directors, and advise the Chairperson and CEO on decisions reached and suggestions made;

•	advise the Chairperson on and approve meeting agendas and information sent to the Board;

•	advise the Chairperson on and approve the schedule of Board meetings, assuring there is sufficient time for discussion of all agenda items;

•	provide the Chairperson with input as to the preparation of Board and committee meeting agendas, taking into account the requests of the other Board and committee members;

•	interview, along with the Chairperson and the Chairperson of the Governance Committee, Board candidates and make recommendations to the Governance Committee and the Board;

•	call meetings of the independent directors;

•	serve as liaison between the Chairperson and the independent directors; and

•	if requested by major shareholders, ensure that he or she is available for consultation and direct communication.

 Committees of the Board of Directors

The Board has four standing committees: the Audit Committee, the Compensation Committee, the Governance Committee and the Policy Committee. The membership of these committees is typically determined at the organizational meeting of the Board held in conjunction with the annual meeting. All the committees are composed entirely of independent directors. The primary responsibilities of each of the committees are summarized below, together with a table listing the membership and chairperson of each committee. The charters for each standing committee can be found on the Investor Relations section of our website (www.northropgrumman.com).

Audit Committee
Roles and Responsibilities	Committee Members

Assist the Board in overseeing (1) the integrity of the Company’s financial statements and the Company’s accounting and financial reporting processes; (2) the Company’s overall compliance with legal and regulatory requirements; (3) financial risk assessment and management; (4) the qualifications, performance and independence of the Company’s independent auditor; (5) the performance of the Company’s internal audit function; and (6) the Company’s system of disclosure controls and procedures and internal control over financial reporting, by:

• appointing, retaining, overseeing, evaluating and terminating, if necessary, the independent auditor

• reviewing and pre-approving audit and permitted non-audit services and related fees for the independent auditor

• reviewing and discussing the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q

• reviewing and discussing management’s assessment of, and report on, the effectiveness of the Company’s internal control over financial reporting at least annually and the independent auditor’s related report

• reviewing with the General Counsel, at least annually, the status of significant pending litigation and various other significant legal, compliance or regulatory matters

• reviewing with the Chief Compliance Officer, at least annually, the Company’s compliance program

• discussing guidelines and policies regarding risk assessment and risk management

• reviewing any significant issues raised by the internal audit function and, as appropriate, management’s actions for remediation

• establishing and periodically reviewing and discussing with management the Company’s procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters

William H. Hernandez (chair)

Marianne C. Brown

Victor H. Fazio

Ann M. Fudge

Madeleine A. Kleiner

James S. Turley

Mark A. Welsh III

Number of meetings in 2017: 9

Independence, Financial Literacy and Audit Committee Financial Experts

All members are independent and financially literate

Ms. Kleiner and Messrs. Hernandez and Turley each qualifies as an Audit Committee Financial Expert

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Compensation Committee
Roles and Responsibilities	Committee Members

Assist the Board in overseeing the Company’s compensation policies and practices by:

• approving the compensation for elected officers (other than the Chief Executive Officer, whose compensation is recommended by the Committee and approved by all the independent directors)

• establishing stock ownership guidelines and reviewing ownership levels on an annual basis

• administering incentive and equity compensation plans and approving payments or grants under these plans for elected officers (other than the Chief Executive Officer)

• recommending for approval compensation for the non-employee directors, after consultation with the independent compensation consultant

• producing an annual report on executive compensation for inclusion in the proxy statement

• providing support to the Board in carrying out its overall responsibilities related to executive compensation

Karl J. Krapek (chair) Donald E. Felsinger Bruce S. Gordon Gary Roughead Thomas M. Schoewe Number of meetings in 2017: 7 Independence All members are independent

Governance Committee
Roles and Responsibilities	Committee Members

Assist the Board in overseeing the Company’s corporate governance practices by:

• regularly reviewing the Company’s corporate governance policies and practices, including the Principles of Corporate Governance and the Company’s Bylaws

• regularly reviewing and considering corporate governance developments, emerging trends and best practices and recommending changes to the Board

• reviewing and making recommendations with respect to shareholder proposals and the results of shareholder proposals, if any, voted on at a shareholders meeting

• regularly reviewing and making recommendations to the Board regarding the composition and size of the Board and the criteria for Board membership, which should include, among other things, diversity, experience and integrity

• providing effective board succession planning, identifying and recommending to the Board qualified potential candidates to serve on the Board and its committees and, if applicable, meeting with proxy access nominees nominated through the Company’s proxy access bylaw provision

• reviewing and determining whether a director’s service on another board or elsewhere is likely to interfere with the director’s duties and responsibilities as a member of the Board

• reviewing and recommending board, director and committee evaluation processes and coordinating the process for the Board to evaluate its performance

Madeleine A. Kleiner (chair) Donald E. Felsinger William H. Hernandez Karl J. Krapek Gary Roughead James S. Turley Number of meetings in 2017: 5 Independence All members are independent

Policy Committee
Roles and Responsibilities	Committee Members

Assist the Board in overseeing policy, government relations and corporate responsibility by:

• identifying and evaluating global security, budgetary and other issues and trends that could impact the Company’s business activities and performance

• reviewing and providing oversight over the Company’s ethics and corporate responsibility policies and programs

• reviewing the Company’s public relations and advertising strategy

• reviewing and monitoring the Company’s government relations strategy and political action committee

• reviewing the Company’s community relations activities

• reviewing and providing oversight of the Company’s environmental sustainability program

Bruce S. Gordon (chair) Marianne C. Brown Victor H. Fazio Ann M. Fudge Thomas M. Schoewe Mark A. Welsh III Number of meetings in 2017: 4 Independence All members are independent

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 Board Meetings and Executive Sessions

The Board meets no fewer than nine times each year (including via telephonic meetings). Special meetings of the Board may be called from time to time as appropriate. On an annual basis, the Board holds an extended meeting to review our long-term strategy.

The Board holds its meetings at Company locations other than our corporate headquarters on a regular basis to provide the directors with a first-hand view of different elements of our business and an opportunity to interact with local management.

The Board meets in executive session (with the directors only and then with the independent directors only) following each in-person Board meeting and on other occasions as needed. The non-executive Chairperson or the Lead Independent Director presides over the executive sessions of the independent directors. The Audit Committee meets in executive session at each in-person Audit Committee meeting, and regularly requests separate executive sessions with representatives of our independent auditor and our senior management, including our Chief Financial Officer, General Counsel and our Vice President, Internal Audit. The Compensation Committee also meets in executive session from time to time and regularly receives a report from the Compensation Committee’s independent compensation consultant. The Governance and Policy Committees also meet in executive session as they deem necessary.

 Meeting Attendance

During 2017, the Board held 14 meetings. Each incumbent director serving in 2017 attended 75% or more of the total number of Board and committee meetings he or she was eligible to attend. Board members are expected to attend the Annual Meeting, except where the failure to attend is due to unavoidable circumstances. All of our then-serving directors attended the 2017 Annual Meeting.

 Director Independence

The Board has established an objective that at least 75% of our directors be independent directors. The Board and the Governance Committee annually review the relevant relationships or arrangements between the Company and our directors or parties related to the directors in determining whether such directors are independent. No director is considered independent unless the Board has determined that the director meets the independence requirements under applicable New York Stock Exchange (NYSE) and SEC rules and under our categorical independence standards, which are described in our Principles of Corporate Governance. For a director to be considered independent, the Board must determine that a director has no material relationship with the Company other than as a director.

Our Principles of Corporate Governance provide that a director may be found not to qualify as an independent director if the director:

•	has within the prior three years been a director, executive officer or trustee of a charitable organization that received annual contributions from the Company exceeding the greater of $1 million or 2% of the charitable organization’s annual gross revenues, where the gifts were not normal matching charitable gifts, did not go through normal corporate charitable donation approval processes or were made “on behalf of” a director;

•	has, or has an immediate family member who has, within the prior three years been employed by, a partner in or otherwise affiliated with any law firm or investment bank in which the director’s or the immediate family member’s compensation was contingent on the services performed for the Company or in which the director or the immediate family member personally performed services for the Company and the annual fees paid by the Company during the preceding fiscal year exceeded the greater of $1 million or 2% of the gross annual revenues of such firm; or

•	has, or has an immediate family member who has, within the prior three years owned, either directly or indirectly as a partner, shareholder or officer of another company, more than 5% of the equity of an organization that has a material business relationship with (including significant purchasers of goods or services), or more than 5% ownership in, the Company.

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Independence Determination

In connection with their annual independence review, the Board and Governance Committee considered the following relationships with organizations to which we have made payments in the usual course of our business in 2017.

•	Mr. Fazio’s service as a member of the board of directors of the Center for Strategic and Budgetary Assessments;

•	Mr. Felsinger’s service as a member of the board of directors of Archer-Daniels-Midland;

•	Mr. Gordon’s service as a member of the board of directors of CBS Corporation;

•	Mr. Hernandez’s service as a member of the board of directors of Black Box Corporation;

•	Admiral Roughead’s service as a member of the board of directors of the Center For a New American Security and a member of the board of managers of Johns Hopkins University Applied Physics Lab; and

•	Mr. Turley’s service as a member of the board of directors of Citigroup.

The Board of Directors considered that Mr. Fazio, Ms. Fudge, Mr. Gordon, Ms. Kleiner, Mr. Krapek, Mr. Turley and General Welsh serve as members of the boards of, or are otherwise affiliated with, organizations to which the Company and/or the Northrop Grumman Foundation (Foundation) made contributions during 2017 in the usual course of our charitable contributions program, as well as in connection with our matching gifts program (which limits the contributions to $10,000 per year per director). The amounts paid were below the applicable thresholds under NYSE rules and our Principles of Corporate Governance. In addition, the Board considered that Mr. Fazio’s daughter is employed by us in a non-executive position. Her compensation is below the threshold required for disclosure by the SEC, and the Board determined that her employment does not interfere with Mr. Fazio’s independence.

Following its review and the recommendation of the Governance Committee, the Board affirmatively determined that all of the directors, except Mr. Bush, are independent. The independent directors constitute approximately 92% of the members of our Board. The Board previously determined that General Richard B. Myers, who served as a director until his retirement from the Board effective the date of the 2017 Annual Meeting, was independent during the time he was a director.

 Director Election Process

Our Bylaws and Certificate of Incorporation provide for the annual election of directors. Each director will hold office until the next annual meeting of shareholders or until his or her earlier resignation or removal. Generally, in order to be elected, a director must receive more votes cast “for” than “against” his or her election, unless one or more shareholders provide notice of an intention to nominate one or more candidates to compete with the Board’s nominees for election in accordance with the procedures set forth in the Company’s corporate governance documents.

 Board Composition and Director Nominations

The Governance Committee actively considers the composition of the Board to ensure it is well positioned to serve the best interests of the Company and our shareholders. The Governance Committee regularly assesses what skills and experiences can best contribute to the effective operation of the Board, particularly in light of potential retirements and the evolving needs of the Company. The Governance Committee identifies director candidates from a wide range of sources and may employ a third-party search firm to assist in the process.

The Governance Committee evaluates potential director candidates on the basis of the candidate’s background, qualifications and experience. The Governance Committee carefully considers whether each potential candidate would be able to fulfill his or her duties to the Company consistent with Delaware law and the Company’s governing documents, including the Principles of Corporate Governance. The Committee recommends to the full Board nominees for election.

Shareholders may recommend director candidates for consideration by the Governance Committee pursuant to our Principles of Corporate Governance. The Governance Committee considers such director candidates recommended by shareholders similarly to other potential director candidates brought to the attention of the Governance Committee. Shareholder recommendations for director candidates under our Principles of Corporate Governance must be addressed to the Governance Committee in care of the Corporate Secretary. In addition, and as discussed immediately below, shareholders may also directly nominate director candidates in accordance with our Bylaws.

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The Board carefully considered and adopted a strong and balanced proxy access framework

For more than a year, the Board carefully considered the issue of proxy access. The Board and management engaged extensively with shareholders and monitored developments and best practices regarding proxy access. Management solicited and received input from shareholders, our customers and other stakeholders. The Board amended our Bylaws to provide our shareholders the right to proxy access, reflecting this extensive consideration and input.

Under the Company’s proxy access bylaws, a shareholder, or a group of up to 20 shareholders, that has maintained continuous ownership of 3% or more of the Company’s outstanding common stock for at least three years may include in the Company’s proxy materials director nominees constituting up to the greater of two nominees or nominees constituting 20% of the number of directors in office. Director nominees may receive compensation from third parties for their candidacy, up to the total annual compensation paid to directors of the Company, as well as reimbursement for reasonable expenses, provided there is full disclosure of such compensation. Under the Company’s proxy access bylaw provisions, directors are treated similarly, whether nominated through proxy access or otherwise, and held to the same high fiduciary standards to serve all shareholders.

The Company’s Bylaws provide our shareholders with broad and meaningful access to the Company’s proxy materials while enhancing transparency, protecting the interests of all shareholders and ensuring good governance. The terms of the Company’s proxy access bylaw provisions are also broadly consistent with the terms of proxy access bylaws adopted by other Fortune 500 companies, reflecting best practices.

 Director Qualifications

The Governance Committee is responsible for establishing the criteria for Board membership. In nominating directors, the Governance Committee bears in mind that the foremost responsibility of a director is to represent the interests of our shareholders as a whole. The activities and associations of candidates are reviewed for any legal impediment, conflict of interest or other consideration that might prevent or interfere with service on our Board.

In evaluating candidates, the Governance Committee considers:

•	the personal integrity and the professional reputation of the individual;

•	the education, professional background and particular skills and experience most beneficial to service on our Board;

•	how the nominee brings diversity, experience and skills valuable to the Company and Board at the time; and

•	whether a director candidate is willing to submit to and obtain a background check necessary for obtaining and retaining a top secret security clearance.

In evaluating director candidates, the Governance Committee aims to foster diversity of thought on our Board. The Governance Committee seeks to achieve diversity, including in race and gender, as well as in perspective, professional experience, education, skill and other qualities that contribute to our Board and the long-term interests of our Company and shareholders.

 Director Orientation and Continuing Education

All new directors to the Board receive in-person orientation and training that is individually tailored, taking into account the director’s experience, background, education and committee assignments. The orientation program is led by members of senior management and covers a review of our strategy and operating plans, financial statements, corporate governance and key policies and practices, as well as the roles and responsibilities of our directors.

All directors receive regular in-person training on Company policies and procedures. Members of senior management regularly review with the Board the operating plan for each of our business sectors and the Company as a whole. The Board also conducts periodic site visits to our facilities as part of its regularly scheduled Board meetings. These visits allow directors to interact with a broader group of our executives and employees and gain firsthand insights into our operations.

Directors may also attend outside director and other continuing education programs to assist them in staying current on developments in corporate governance, our industry, the global environment and issues critical to the operation of public company boards.

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CORPORATE GOVERNANCE

 Board Membership and External Relationships

Directors are required to ensure that their other commitments, including for example, other board memberships, employment, partnerships and consulting arrangements, do not interfere with their duties and responsibilities as members of the Board. Directors must provide notice to the General Counsel prior to accepting an invitation to serve on the board of any other organization, and the General Counsel will advise the Chairperson of the Governance Committee (or the Chairperson of the Board, if notice is from the Chairperson of the Governance Committee). A director should not accept service on such other board until being advised by the Chairperson of the Governance Committee (or Chairperson of the Board, as appropriate) that such engagement will not unacceptably create conflicts of interest or regulatory issues, conflict with Company policies or otherwise interfere with the director’s duties and responsibilities as a member of the Board. Directors are also required promptly to inform the General Counsel if an actual or potential conflict of interest arises, or they are concerned that a conflict may arise or circumstances could otherwise interfere with their duties and responsibilities as a director. Directors should seek to avoid even an appearance of a conflict of interest.

Directors may not serve on more than three other boards of publicly traded companies in addition to our Board without the written approval of the Chairperson of the Governance Committee (or Chairperson of the Board, as appropriate). A director who is a full-time employee of our Company may not serve on the board of more than two other public companies unless approved by the Board. When a director’s principal occupation or business association changes substantially during his or her tenure as a director, the Board expects the director to tender his or her resignation for consideration by the Governance Committee, which subsequently will recommend to the Board what action to take.

We have a retirement policy whereby a director will retire at the annual meeting following his or her 75th birthday, unless the Board determines, based on special circumstances, that it is in the Company’s best interest to request that the director serve beyond such date.

 Effect of Failure to Receive the Required Vote or Obtain and Retain Security Clearance

Each director is required to tender a resignation that will be effective upon (i) the failure to receive the required vote at any future meeting at which such director faces re-election, the failure to obtain top secret security clearance within 12 months of election or appointment to the Board or the failure to retain a top secret security clearance once obtained and (ii) the Board’s acceptance of such resignation. If an incumbent director fails to receive the required vote for re-election or fails to obtain and retain a top secret security clearance, the Governance Committee will consider whether the Board should accept the director’s resignation and will submit a recommendation for prompt consideration by the Board. The Board will decide whether to accept or reject a resignation within 90 days, unless the Board determines that compelling circumstances require additional time. The Governance Committee and the Board may consider any factor they deem relevant in deciding whether to accept a resignation, including, without limitation, any harm to our Company that may result from accepting the resignation, and the underlying reasons for the action at issue.

 Board and Committee Self-Evaluation

The Board and each Committee conduct annually a thorough self-assessment process. The self-assessment of the Board is overseen by the Governance Committee. As part of this assessment, the Lead Independent Director and Chairperson of the Governance Committee facilitate a broad discussion of Board performance, held in executive session. Among other topics, the Board considers:

•	the Board’s effectiveness in evaluating and monitoring the Company’s business plan, long-term strategy and risks;

•	whether strategic and critical issues are being addressed by the Board in a timely manner;

•	whether the Board’s expectations and concerns are openly communicated to and discussed with the Chief Executive Officer;

•	whether there is adequate contact between the Board and members of senior management;

•	whether the directors collectively operate effectively as a Board;

•	whether the individual directors have the appropriate mix of attributes and skills to fulfill their duties as directors of the Company;

•	whether there are adequate opportunities to raise questions and comments on issues, both inside and outside of Board meetings;

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•	whether the Board has focused adequately on succession planning; and

•	whether the Board is adequately responsive to shareholder communication.

Following this review, the Board discusses the results and identifies opportunities for improvement, including any necessary steps to implement such improvements.

Also as part of the annual self-assessment process, each director completes an individual director evaluation for each of the other directors. These assessments include, among other topics, each director’s:

•	understanding of the Company’s overall business and risk profile and its significant financial opportunities and plans;

•	engagement during meetings and other board functions;

•	analysis of benefits and risks of courses of action considered by the Board; and

•	appropriate respect for the views of other Board members.

The Lead Independent Director or the Chairperson of the Governance Committee meets with each director individually to discuss the results of his or her assessment, including comments provided by other directors. The Lead Independent Director or the Chairperson of the Governance Committee reports generally on the overall results of these discussions to the Board in executive session. These evaluations assist the Governance Committee with its recommendation for directors to be renominated for election to the Board of Directors.

In addition, each of the Committees conducts an annual self-assessment. During an executive session led by the Committee chairperson, the Committee discusses, among other topics: whether the quality of participation and discussion at the Committee meetings is effective in facilitating the Committee’s obligations under its charter; the opportunity to engage in strategic discussion; and whether the Committee is covering the right topics in the right amount of detail. Following this discussion, the Committee develops and implements a list of action items, as appropriate.

 Succession Planning

The Board believes that providing for continuity of leadership is critical to the success of our Company. Therefore, processes are in place:

•	to evaluate the Chief Executive Officer annually based on a specific set of performance objectives;

•	for the Chief Executive Officer annually to provide an assessment of persons considered potential successors to various senior management positions and discuss the results of these reviews with the Board; and

•	to support continuity of top leadership and Chief Executive Officer succession, including through annual reports to the Board.

 Departure and Election of Directors

General Richard B. Myers, a director who served during 2017, did not stand for re-election at the 2017 Annual Meeting and retired from the Board effective the date of the 2017 Annual Meeting.

In accordance with the retirement policy described above, Mr. Fazio, a director who served during 2017, will not stand for re-election at the 2018 Annual Meeting as he will have attained his 75th birthday prior to the Annual Meeting. Upon Mr. Fazio’s retirement, the Board intends to reduce the number of members on the Board from 13 to 12 members.

 Communications with the Board of Directors

Any interested person may communicate with any of our directors, our Board as a group, our non-employee directors as a group or our Lead Independent Director through the Corporate Secretary by writing to the following address: Office of the Corporate Secretary, Northrop Grumman Corporation, 2980 Fairview Park Drive, Falls Church, Virginia 22042. The Corporate Secretary will forward correspondence to the director or directors to whom it is addressed, except for job inquiries, surveys, business solicitations or advertisements and other inappropriate material. The Corporate Secretary may forward certain correspondence elsewhere within our Company for review and possible response.

NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT | 21

CORPORATE GOVERNANCE

Interested persons may also report any concerns relating to accounting matters, internal accounting controls or auditing matters to non-management directors (including anonymously) by writing directly to the Chairperson of the Audit Committee, Northrop Grumman Board of Directors c/o Corporate Ethics Office, 2980 Fairview Park Drive, Falls Church, Virginia 22042.

 Corporate Responsibility and Sustainability

Corporate responsibility and sustainability are critical to our business and long-term value creation for our shareholders, customers and employees. Our strong culture — founded in ethics, integrity, diversity and inclusion, and focused on performance, accountability, effective governance and responsible citizenship — enables our success. Strong environmental, social and governance (ESG) programs and practices help us attract and maintain the best talent, perform for our customers and create value for our shareholders.

The Policy Committee of our Board provides leadership and oversight of our ESG practices. The Committee provides oversight of our policies and programs related to both corporate responsibility and sustainability, and regularly reviews our community relations activities, among other responsibilities. We engage with a variety of stakeholders and regularly obtain feedback on our ESG performance.

In 2017, we published our ninth annual corporate responsibility report (CRR). Using the GRI G4 Sustainability Reporting Guidelines, we continued to report to our stakeholders on our progress in meeting various environmental, social and governance performance indicators. You may view a copy of our annual CRR at crreport.northropgrumman.com. For the seventh consecutive year, we incorporated non-financial sustainability performance metrics into our annual incentive compensation program. See page 41 in the Compensation Discussion and Analysis section.

We are proud that our corporate responsibility and sustainability programs received various notable recognitions in 2017. They include:

•	earning a leadership score of A- in CDP’s 2017 climate change program for the sixth consecutive year;

•	earning an A rating from MSCI for environmental, social and governance management and performance;

•	being named to the Dow Jones Sustainability North America Index for the second consecutive year; and

•	being named one of DiversityInc’s Top 50 Companies for Diversity for the eighth year in a row.

22 | NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

COMPENSATION OF DIRECTORS

The Compensation Committee, with the assistance of its independent compensation consultant, is responsible for reviewing and recommending for approval the compensation of the non-employee directors. At the request of the Compensation Committee, the independent compensation consultant prepares annually a comprehensive benchmarking of our non-employee director compensation program against the compensation programs offered by our Target Industry Peer Group (the same peer group against which executive compensation is compared). Consistent with this benchmarking, the overarching approach for non-employee director compensation is to target the 50th percentile of the Target Industry Peer Group.

In May 2017, the Compensation Committee recommended to the Board, and the Board approved, the current non-employee director fee structure, effective May 17, 2017. The table below lists the annual fees payable to our non-employee directors from January 1, 2017 to May 16, 2017 under the prior fee structure and the annual fees payable under the current fee structure effective May 17, 2017.

Compensation Element	Amount ($) (1/1/17 - 5/16/17)	Amount ($) (5/17/17 - 12/31/17)
Annual Cash Retainer	122,500	122,500
Lead Independent Director Retainer	35,000	35,000
Audit Committee Retainer	10,000	10,000
Audit Committee Chair Retainer	20,000	20,000
Compensation Committee Chair Retainer	20,000	20,000
Governance Committee Chair Retainer	15,000	15,000
Policy Committee Chair Retainer	7,500	7,500
Annual Equity Grant (1)	145,000	150,000

(1)	The annual equity grant is deferred into a stock unit account pursuant to the 2011 Long-Term Incentive Stock Plan (2011 Plan) as described below. The Northrop Grumman Equity Grant Program for Non-Employee Directors (Director Program) sets forth the terms and conditions of the equity awards granted to non-employee directors under the 2011 Plan.

Retainer fees are paid on a quarterly basis at the end of each quarter. To encourage directors to have a direct and material investment in shares of our common stock, non-employee directors are awarded an annual equity grant of $150,000 in the form of deferred stock units (Automatic Stock Units).

The Director Program was amended and restated effective January 1, 2016 (the Amended Director Program). Directors received an annual equity grant of Automatic Stock Units on May 18, 2016, which vested on May 18, 2017, and an annual equity grant of Automatic Stock Units on May 17, 2017, which will vest on the one year anniversary of the grant date. Under the Amended Director Program, directors may elect to have all or any portion of their Automatic Stock Units paid on (A) the earlier of (i) the beginning of a specified calendar year after the vesting date or (ii) their separation from service as a member of the Board, or (B) the vesting date. Directors may elect to defer to a later year all or a portion of their remaining cash retainer or committee retainer fees into a stock unit account as Elective Stock Units or in alternative investment options. Elective Stock Units are awarded on a calendar quarterly basis. Directors may elect to have all or a portion of their Elective Stock Units paid on the earlier of (i) the beginning of a specified calendar year or (ii) their separation from service as a member of the Board. Stock units awarded under the Amended Director Program will be paid out in an equivalent number of shares of our common stock. Deferral elections are made prior to the beginning of the year for which the retainer fees will be paid. Directors are credited with dividend equivalents in connection with the accumulated stock units until the shares of common stock related to such stock units are issued.

Non-employee directors are eligible to participate in our Matching Gifts Program for Education. Under this program, the Northrop Grumman Foundation matches director contributions, up to $10,000 per year per director, to eligible educational programs in accordance with the program.

 Stock Ownership Requirements and Anti-Hedging and Pledging Policy

Non-employee directors are required to own common stock of the Company in an amount equal to five times the annual cash retainer, with such ownership to be achieved within five years of the director’s election to the Board. Deferred stock units and Company stock owned outright by the director count towards this requirement.

Company policy prohibits members of the Board of Directors from pledging or engaging in hedging transactions with respect to any of their Company stock, continuing to align the interests of our Board of Directors with those of our shareholders. None of the shares of Company common stock held by our directors are pledged or subject to any hedging transaction.

NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT | 23

COMPENSATION OF DIRECTORS

 2017 Director Compensation

The table below provides information on the compensation of our non-employee directors for the year ended December 31, 2017.

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	All Other Compensation (3) ($)	Total ($)
Marianne C. Brown	132,500	150,000	177	282,677
Victor H. Fazio	132,500	150,000	25,690	308,190
Donald E. Felsinger	157,500	150,000	17,307	324,807
Ann M. Fudge	132,500	150,000	8,073	290,573
Bruce S. Gordon	130,000	150,000	17,086	297,086
William H. Hernandez	152,500	150,000	447	302,947
Madeleine A. Kleiner	147,500	150,000	17,022	314,522
Karl J. Krapek	142,500	150,000	19,287	311,787
Richard B. Myers (4)	30,625	—	2,517	33,142
Gary Roughead	122,500	150,000	1,500	274,000
Thomas M. Schoewe	122,500	150,000	2,027	274,527
James S. Turley	132,500	150,000	155	282,655
Mark A. Welsh III	132,500	150,000	13	282,513

(1)	Amounts reflect the annual cash retainer paid to each director, including any applicable annual committee and committee chair retainers and any applicable Lead Independent Director or Chairperson retainer. As described above, a director may elect to defer all or a portion of his or her annual cash retainer into a deferred stock unit account. Amounts deferred as Elective Stock Units or deferred into alternative investment options are reflected in this column.

(2)	Amounts represent the target value of Automatic Stock Units awarded to each of our non-employee directors in 2017 under the 2011 Plan pursuant to the Amended Director Program. The amount reported for each director reflects the aggregate fair value of the Automatic Stock Units on the grant date, as determined under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Stock Compensation, excluding any assumed forfeitures. The grant date fair value assumes the value of dividend equivalents accrued directly on the awarded units. The aggregate number of Automatic Stock Units and Elective Stock Units held by each director as of December 31, 2017 is provided in the Deferred Stock Units table below.

(3)	Amounts reflect (i) the estimated dollar value of additional stock units credited to each non-employee director as a result of dividend equivalents earned, directly or indirectly, on reinvested dividend equivalents as such amounts are not assumed in the grant date fair value of the Automatic Stock Units shown in the “Stock Awards” column, and (ii) matching contributions made through our Matching Gifts Program for Education discussed above as follows: Mr. Fazio, $10,000; Ms. Fudge, $8,000; Mr. Gordon, $10,000; Ms. Kleiner, $10,000; and Mr. Krapek, $10,000.

(4)	General Myers did not stand for reelection at the 2017 Annual Meeting.

24 | NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

COMPENSATION OF DIRECTORS

Deferred Stock Units

As of December 31, 2017, the non-employee directors had the following aggregate number of deferred stock units accumulated in their deferral accounts for all years of service as a director, including additional stock units credited as a result of dividend equivalents earned on the stock units.

Name	Automatic Stock Units	Elective Stock Units	Total
Marianne C. Brown	2,250	1,121	3,371
Victor H. Fazio	12,694	7,611	20,305
Donald E. Felsinger	19,677	14,663	34,340
Ann M. Fudge	1,312	474	1,786
Bruce S. Gordon	16,325	—	16,325
William H. Hernandez	3,851	—	3,851
Madeleine A. Kleiner	15,339	—	15,339
Karl J. Krapek	16,368	5,840	22,208
Richard B. Myers (1)	—	—	—
Gary Roughead	7,045	—	7,045
Thomas M. Schoewe	8,241	—	8,241
James S. Turley	2,319	—	2,319
Mark A. Welsh III	889	—	889

(1)	General Myers did not stand for reelection at the 2017 Annual Meeting. All stock units were paid out to General Myers in the form of common stock after his retirement from the Board in May 2017.

Director Equity Plan

Under the Northrop Grumman Non-Employee Directors Equity Participation Plan (Director Equity Plan), non-employee directors had an amount equal to 50% of their annual retainer credited to an equity participation account and converted into stock units based on the then fair market value (as defined in the Director Equity Plan) of our common stock. No new participants have been added to the Director Equity Plan since May 31, 2005, and no new annual accruals have been credited to the then-existing participants in the Director Equity Plan since that time. However, directors that served on the Board in and before 2005 continue to be credited with dividend equivalents on the cumulative stock units held in their equity participation accounts until the director terminates service on the Board. Mr. Fazio is the only director that earns dividend equivalents under the Director Equity Plan. No other current director participates in the Director Equity Plan.

Generally, if a participating non-employee director terminates service on the Board after completion of at least three consecutive years of service or retires from the Board as a result of a total disability or a debilitating illness as defined in the Director Equity Plan, the participant will be entitled to receive the full balance of the participant’s equity participant account in annual installments. Upon a change in control of the Company, as defined in the Director Equity Plan, the participant will immediately be entitled to receive the full balance of the equity participation account under the Director Equity Plan regardless of the number of years of consecutive service, although payment of his or her benefits will not commence until the termination of his or her service.

NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT | 25

TRANSACTIONS WITH RELATED PERSONS AND CONTROL PERSONS

 Related Person Transactions

The Company has a written policy approved by the Board, for the review, approval and ratification of transactions between our Company and our directors, executive officers and other related persons (Related Person Transactions Policy). A copy of the policy is available on the Investor Relations section of our website (www.northropgrumman.com). The policy provides for all related person transactions to be reviewed in advance and approved or ratified, as applicable, by the Board of Directors, the Governance Committee or the Chairperson of the Governance Committee. A related person transaction may be approved if, after reviewing the relevant facts and circumstances, the reviewing party concludes that approving the related person transaction is in the best interests of the Company and its shareholders.

The policy defines a related person transaction as any transaction in which the Company was, is or will be a participant, where the amount involved exceeds $120,000, and in which a related person had, has or is expected to have a direct or indirect material interest. A “related person” includes:

•	any of our directors or executive officers;

•	any person who is known to be the beneficial owner of more than 5% of our common stock;

•	an immediate family member of any such persons; or

•	any firm, corporation, or other entity controlled by any such persons.

The Corporate Secretary may determine that, based on facts and circumstances, a transaction in an amount less than $120,000 should nonetheless be deemed a related person transaction. If this occurs, the transaction would be submitted for review and approval or ratification in accordance with the policy. Under exceptional circumstances, if a related person transaction has not been approved in advance, the Governance Committee will recommend to the Board of Directors such action as the Governance Committee deems appropriate, including ratification, amendment or termination of the transaction.

The policy requires each director and executive officer to complete an annual questionnaire to identify his or her related interests and to notify the Corporate Secretary of any changes in their information.

In 2017, none of our directors or executive officers was a participant in or had a relationship regarded as a related person transaction, as considered under applicable regulations of the SEC and the NYSE listing standards.

 Compensation Committee Interlocks and Insider Participation

During 2017, Messrs. Felsinger, Gordon, Krapek, Myers, Roughead and Schoewe served as members of the Compensation Committee. During 2017, no member of the Compensation Committee had a relationship with the Company or any of our subsidiaries, other than as directors and shareholders, and no member was an officer or employee of the Company or any of our subsidiaries, a participant in a related person transaction or an executive officer of another entity, where one of our executive officers serves on the board of directors that would constitute a related person transaction or raise concerns of a Compensation Committee interlock.

 Indemnification Agreements

Our Bylaws require us generally to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. Additionally, as permitted by Delaware law, we have entered into indemnification agreements with each of our directors and elected officers. Under the indemnification agreements, we have agreed to hold harmless and indemnify each indemnitee, generally to the fullest extent permitted by Delaware law, against expenses, liabilities and loss incurred in connection with threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to which the indemnitee is made a party by reason of the fact that the indemnitee is or was a director or officer of the Company or any other entity at our request, provided however, that the indemnitee acted in good faith and in a manner reasonably believed to be in the best interests of our Company.

26 | NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (Exchange Act), requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC.

Based on our review of Forms 3, 4 and 5 we have received or have filed on behalf of our executive officers and directors, and written representations from those persons that they were not required to file a Form 5, we believe that all required filings, other than one delayed filing for Mrs. Fudge (which resulted from an administrative error by a third party) were made on a timely basis during the year ended December 31, 2017.

NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT | 27

VOTING SECURITIES AND PRINCIPAL HOLDERS

 Stock Ownership of Certain Beneficial Owners

The following entities beneficially owned, to the best of our knowledge, more than five percent of the outstanding common stock as of December 31, 2017. All information shown is based on information reported by the filer on a Schedule 13G filed with the SEC on the dates indicated in the footnotes below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock		Percent of Class
BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	13,545,765	(1)	7.8%
State Street Corporation One Lincoln Street, Boston, MA 02111	19,261,080	(2)	11.1%
The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	13,248,398	(3)	7.6%

(1)	This information was provided by BlackRock, Inc. (BlackRock) in a Schedule 13G/A filed with the SEC on January 29, 2018. According to BlackRock, as of December 31, 2017, BlackRock had sole voting power over 12,190,349 shares and sole dispositive power over 13,545,765 shares.

(2)	This information was provided by State Street Corporation (State Street) in a Schedule 13G filed with the SEC on February 14, 2018. According to State Street, as of December 31, 2017, State Street had shared voting and dispositive power over 19,261,080 shares. This total includes 12,074,939 shares held in the Defined Contributions Master Trust for the Northrop Grumman Savings Plan and the Northrop Grumman Financial Security and Savings Program, for which State Street Bank and Trust Company acts as trustee and investment manager.

(3)	This information was provided by The Vanguard Group (Vanguard) in a Schedule 13G/A filed with the SEC on February 9, 2018. According to Vanguard, as of December 31, 2017, Vanguard had sole voting power over 239,674 shares, sole dispositive power over 12,968,516 shares and shared dispositive power over 279,882 shares.

28 | NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

VOTING SECURITIES AND PRINCIPAL HOLDERS

 Stock Ownership of Officers and Directors

The following table shows beneficial ownership of our common stock as of March 20, 2018 by each of our current directors, our named executive officers and all directors and executive officers as a group. As of March 20, 2018, there were 174,383,808 shares of our common stock outstanding. None of the persons named below beneficially owns in excess of 1% of our outstanding common stock. Unless otherwise indicated, each individual has sole investment power and sole voting power with respect to the shares owned by such person.

	Shares of Common Stock Beneficially Owned		Share Equivalents (1)	Total
Non-Employee Directors
Marianne C. Brown	—		3,371	3,371
Victor H. Fazio	18,368	(2)	20,305	38,673
Donald E. Felsinger	—		34,340	34,340
Ann M. Fudge	93		1,786	1,879
Bruce S. Gordon	—		16,325	16,325
William H. Hernandez	1,000		3,851	4,851
Madeleine A. Kleiner	971		15,339	16,310
Karl J. Krapek	8,194		21,139	29,333
Gary Roughead	—		7,045	7,045
Thomas M. Schoewe	3,160		8,241	11,401
James S. Turley	—		2,319	2,319
Mark A. Welsh III	—		889	889
Named Executive Officers
Wesley G. Bush (3)	430,162	(4)	5,560	435,722
Kenneth L. Bedingfield	34,340		—	34,340
Gloria A. Flach (5)	87,668		—	87,668
Janis G. Pamiljans	6,677		6,224	12,901
Kathy J. Warden	88,011		—	88,011
Other Executive Officers	245,957		9,176	255,133
All Directors and Executive Officers as a Group (27 persons)	924,601		155,910	1,080,511	(6)

(1)	Share equivalents for directors represent non-voting deferred stock units acquired under the 2011 Plan, some of which are paid out in shares of common stock at the conclusion of a director-specified deferral period, and others are paid out upon termination of the director’s service on the Board. Certain of the NEOs hold share equivalents with pass-through voting rights in the Northrop Grumman Savings Plan or the Northrop Grumman Financial Security and Savings Program.

(2)	Includes 1,141 shares held in our Dividend Reinvestment Plan.

(3)	Mr. Bush is also Chairman of the Board.

(4)	Includes 259,053 shares held in the W.G. and N.F. Bush Family Trust, 63,980 shares held in the Bush Trust Number 4 Trust, and 63,979 shares held in the Wesley G. Bush Revocable Trust, each of which Mr. Bush and his wife serve as trustees.

(5)	Ms. Flach retired from the Company on December 31, 2017.

(6)	Total represents 0.62% of the outstanding common stock as of March 20, 2018.

NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT | 29

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain two equity compensation plans: the 2011 Plan and the 1993 Stock Plan for Non-Employee Directors, as amended (1993 Directors Plan). Each of these plans has been approved by our shareholders.

The following table sets forth the number of shares of our common stock to be issued upon payout of outstanding awards and the number of shares remaining available for future award grants under these equity compensation plans as of December 31, 2017.

Plan category	Number of shares of common stock to be issued upon exercise of outstanding options and payout of outstanding awards (1) (#)	Weighted-average exercise price of outstanding options (2) ($)	Number of shares of common stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column) (3) (#)
Equity compensation plans approved by shareholders	1,989,372	N/A	6,295,076
Equity compensation plans not approved by shareholders	N/A	N/A	N/A
Total	1,989,372	N/A	6,295,076	(4)

(1)	This number includes 955,588 shares that were subject to outstanding stock awards granted under the 2011 Plan, 462,245 awards earned at year end but pending distribution subject to final performance adjustments, 136,019 shares subject to outstanding stock unit credited under the 2011 Plan and 1993 Directors Plan, and additional performance shares of 435,521, which reflect the number of shares deliverable under payment of outstanding restricted performance stock rights, assuming maximum performance criteria have been achieved.

(2)	There were no options outstanding as of December 31, 2017.

(3)	Of the aggregate number of shares that remained available for future issuance, 6,295,076 were available under the 2011 Plan as of December 31, 2017. No new awards may be granted under the 1993 Directors Plan.

(4)	After giving effect to our February 2018 awards, the number of shares of common stock remaining available for future issuance would be 5,900,763 (assuming maximum payout of such awards).

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PROPOSAL TWO: ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

Consistent with Section 14A of the Exchange Act, we are providing our shareholders with the opportunity to cast a non-binding, advisory vote on the compensation of our NEOs. This advisory vote, commonly known as “say-on-pay,” gives our shareholders the opportunity to express their view on our 2017 executive compensation programs and policies for our NEOs. The vote does not address any specific item of compensation and is not binding on the Board; however, as an expression of our shareholders’ views, the Compensation Committee seriously considers the vote when making future executive compensation decisions. The Board has adopted a policy of providing for annual advisory votes on the compensation of our NEOs.

We believe our compensation programs reflect responsible, measured practices that effectively incentivize our executives to dedicate themselves fully to value creation for our shareholders, customers and employees. Our pay practices are aligned with our shareholders’ interests and with leading industry practice and are governed by a set of strong policies. Examples include:

•	Double-trigger provisions for change in control situations, and no excise tax gross-ups for payments upon termination after a change in control;

•	A recoupment policy applicable to cash and equity incentive compensation payments;

•	Stock ownership guidelines of 7x base salary for the CEO and 3x base salary for other NEOs, and stock holding requirements of three years from the vesting date for equity awards; and

•	Prohibitions on hedging or pledging of Company stock.

For a more extensive list of our best practices, refer to page 33 of this Proxy Statement. In addition, our Compensation Discussion and Analysis (CD&A) provides a detailed discussion of our performance-based approach to executive compensation. We encourage you to read the CD&A, the rest of this Proxy Statement and our 2017 Form 10-K, which describes our business and 2017 results in more detail.

Recommendation

The compensation of our executives is aligned to performance, is sensitive to shareholder returns, appropriately motivates and retains our executives, and is a competitive advantage in attracting and retaining the high caliber talent necessary to drive our business forward and build sustainable value for our shareholders. Accordingly, the Board recommends that shareholders approve the following resolution:

“RESOLVED, that, as an advisory matter, the shareholders of Northrop Grumman Corporation approve the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

Vote Required

Approval of this proposal requires that the votes cast “for” the proposal exceed the votes cast “against” the proposal. Abstentions and broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL TWO.

NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT | 31

EXECUTIVE COMPENSATION

 Compensation Discussion and Analysis

In this CD&A, we provide an overview of our executive compensation programs and the underlying philosophy used to develop the programs. We describe the material components of our executive compensation programs for our 2017 NEOs and explain how and why our Board’s Compensation Committee arrived at certain specific compensation policies and decisions. We refer to certain non-GAAP (accounting principles generally accepted in the United States of America) financial measures, which are identified with asterisks. For more information, including definitions, reconciliations to the most directly comparable GAAP measure and why we believe these measures may be useful to investors, see “Appendix A - Use of Non-GAAP Financial Measures.” The 2017 NEO compensation is provided in the Summary Compensation Table on page 49 and other compensation tables contained in this Proxy Statement.

2017 NEOs

WESLEY G. BUSH

KENNETH L. BEDINGFIELD

GLORIA A. FLACH (1)

JANIS G. PAMILJANS (2)

KATHY J. WARDEN

(1) Ms. Flach retired from the Company on December 31, 2017.

(2) Mr. Pamiljans was elected Corporate Vice President and President, Aerospace Systems (President, Aerospace Systems) effective April 1, 2017. References to Mr. Pamiljans’ compensation prior to April 1, 2017 in this CD&A include compensation for service as an appointed officer in the role of Vice President and General Manager.

32 | NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS | EXECUTIVE SUMMARY

Summary of Our Executive Compensation Programs

Our executive compensation philosophy is to provide a complementary set of compensation programs to our NEOs with attractive, flexible and market-based total compensation tied to annual and long-term performance and aligned with the interests of our shareholders. The key elements of our compensation programs for our NEOs are summarized below.

	Compensation Element	Purpose	Key Characteristics

Fixed Component	Base Salary	Compensate fairly and competitively	Determined by level of responsibility, competitive market pay assessment and individual performance

	Long-Term Incentive Plan (LTIP) Restricted Stock Rights (RSRs)	Link the interests of our executive officers to shareholders and retain executive talent	30% of annual LTIP grant Three-year cliff vesting

Performance- Based Component	Annual Incentive Plan (AIP)	Motivate and reward achievement of annual business objectives

Financial Metrics

Pension-adjusted Operating Margin (OM) Rate*,

Cash Flow from Operations Conversion* and Pension-adjusted Net Income* Growth

Subject to downward adjustment for failure to achieve non-financial objectives

	LTIP Restricted Performance Stock Rights (RPSRs)	Link the interests of our executive officers to shareholders, motivate and reward achievement of long-term strategic goals and retain executive talent	70% of annual LTIP grant Three-year performance period Actual shares earned are weighted 50% to relative TSR and 50% to Cumulative Free Cash Flow* (Cumulative FCF*)

*	This metric is a non-GAAP financial measure. For more information, see “Appendix A - Use of Non-GAAP Financial Measures.”

 Our Compensation Pay Practices (pages 36 - 47)

Our compensation programs incorporate best practices, including the following:

Best Practices

•  Pay for Performance

•  Above Target and Maximum Annual Incentive Payouts Only When We Outperform Our Peer Benchmarks

•  Long-Term Incentives Focused on Performance

•  Cap on Annual Bonuses and Performance-Based Long-Term Incentive Share Payouts

•  Total Direct Target Compensation Aimed at Market Median

•  Annual Peer Group Review

•  Independent Consultant Reports Directly to Compensation Committee

•  Double Trigger Provisions for Change in Control

•  No Individual Change in Control Agreements

•  No Excise Tax Gross-ups for Payments Received Upon Termination After a Change in Control

•  No Hedging or Pledging of Company Stock

•  Dividends Paid Upon Vesting

•  Recoupment Policy on Incentive Compensation Payments

•  Stock Ownership Guidelines and Stock Holding Requirements

•  Regular Risk Assessments Performed

•  No Employment Contracts for CEO or other NEOs

NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT | 33

COMPENSATION DISCUSSION AND ANALYSIS | EXECUTIVE SUMMARY

 2017 Performance Highlights

We continued to generate strong financial results in 2017, including higher segment operating income and, excluding 2017 tax reform and our related discretionary pension contribution impacts, higher earnings, cash from operations and free cash flow*. 2017 diluted earnings per share were $11.47 and excluding 2017 tax reform and our related discretionary pension contribution impacts were $13.28*. Our strong cash generation allowed us to invest $928 million in our business and return more than $1 billion to our shareholders through share repurchases and dividends. Operational performance and effective capital deployment supported a 33.9% TSR in 2017.

Earnings Per Share

Total Shareholder Return

* This metric is a non-GAAP financial measure. For more information, see “Appendix A - Use of Non-GAAP Financial Measures.”

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COMPENSATION DISCUSSION AND ANALYSIS | EXECUTIVE SUMMARY

Management and the Compensation Committee believe our executive compensation programs are competitive and support achieving strong financial performance while investing for profitable growth and value creation over the long-term. A 96% shareholder majority approved last year’s say-on-pay proposal, and our ongoing shareholder engagement indicates continued support for the structure and elements of our executive incentive compensation programs.

 Performance Incentive Compensation Metrics

2017 results, which have been adjusted to exclude the impacts of the Tax Cuts and Jobs Act (the “2017 Tax Act”), for AIP metrics:

•	Pension-adjusted OM Rate*: 10.5%

•	Cash Flow from Operations Conversion*: 127%

•	Pension-adjusted Net Income* Growth: $1.93B

For the LTIP, our three-year TSR score covering 2015-2017 was at the 89th percentile as measured against the 2015 Performance Peer Group identified on page 38 and the 96th percentile as measured against the S&P industrials. Over the last three years, the weighting of our LTIP RPSR metrics has transitioned from 100% TSR in 2015-2017 to 70% TSR and 30% Cumulative FCF* in 2016-2018 to the current 50% TSR and 50% Cumulative FCF* weighting. The weighting transition reflects a desire for a better balance between relative TSR performance and an operational metric more directly impacted by management decisions and behaviors.

 Compensation Mix

We have a balanced pay for performance compensation structure that places an appropriate level of compensation at risk, based on our financial and non-financial performance measures and relative TSR. The AIP award is determined by our financial performance and is subject to a downward only adjustment for performance against non-financial goals. For NEOs, the value of LTIP RPSR compensation is weighted 50% to relative TSR and 50% to Cumulative FCF*. Achievement of both annual and long-term incentive goals will result in individual awards commensurate with results; however, if absolute TSR is negative, the maximum relative TSR payout is capped at 100%, even if the relative TSR would have resulted in a higher score. The following charts show performance-based compensation elements at target values.

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COMPENSATION DISCUSSION AND ANALYSIS | KEY PRINCIPLES

 Compensation Philosophy and Objectives

We provide an attractive, flexible and market-based total compensation program tied to performance and aligned with the interests of our shareholders. Our objective is to recruit and retain the caliber of executives and other key employees capable of achieving top performance and generating value for our shareholders, customers and employees.

Our goal is to lead our industry in sustainable performance, while maintaining strong, enduring values. The targets and thresholds of our AIP are based on the performance of our peers and the market. Our 2017 LTIP metrics are based on (1) TSR relative to our Performance Peer Group and the S&P Industrials and (2) Cumulative FCF*. For each plan, we selected metrics that drive shareholder value and benchmark our performance against our peers and the market. Our executive compensation and benefit programs are guided by the following principles:

Pay for Performance
• Our incentive plans are based on peer and market benchmarked performance metrics.

Leadership Retention and Succession
• Compensation is designed to be competitive within our industry and retain top talent.
• Programs are designed to motivate and reward NEOs for delivering operational and strategic performance over time.

Sustainable Performance
• Our AIP includes both financial and non-financial metrics to ensure we are building a strong foundation for long-term sustainable performance and shareholder value creation.

Alignment with Shareholder Interests

•   Our compensation structure places an appropriate amount of compensation at risk based on annual and long-term results.

•   At-risk compensation is based on financial and non-financial performance measures and relative TSR.

•   A significant portion of compensation is delivered in equity, the vesting and value of which provides alignment with shareholder returns.

•   Stock ownership guidelines, holding requirements for equity awards and our recoupment policy further align executive and shareholder interests.

Benchmarking

•   Compensation program provisions and financial objectives are evaluated on an annual basis and modified in accordance with industry and business conditions.

•   We seek to outperform our peers (a group of top global defense companies identified as the Performance Peer Group on page 38).

•   We use a Target Industry Peer Group (identified on page 39) for broader market executive compensation analyses that includes companies based on a peer-of-peers analysis.

Compensation Risk Management

•   The Compensation Committee, together with its independent compensation consultant, conducts an annual assessment of the compensation programs to determine if there are potential material risks to the Company.

•   Both the Compensation Committee and its independent compensation consultant evaluate the mix of at-risk compensation linked to stock appreciation.

•   The assessment is to confirm there is an appropriate balance in the executive compensation programs, practices and policies.

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COMPENSATION DISCUSSION AND ANALYSIS | KEY PRINCIPLES

 How We Make Compensation Decisions

Role of the Compensation Committee

The Compensation Committee is responsible for overseeing our compensation policies, incentive and equity compensation plans and approving payments or grants under these plans for elected officers (other than the CEO). The Compensation Committee recommends the compensation for our CEO to the independent directors of the Board for approval and approves the compensation for the other NEOs. In performing its duties, the Compensation Committee:

•	retains an independent compensation consultant which reports directly to the Compensation Committee and is discussed further below;

•	reviews market data and other input from its independent compensation consultant;

•	reviews and approves incentive goals and objectives (CEO goals and objectives are reviewed and approved by the independent directors);

•	evaluates and approves executive benefit and perquisite programs; and

•	evaluates the competitiveness of each elected officer’s total compensation package.

In addition, the Compensation Committee annually reviews and discusses with management the CD&A and provides a Compensation Committee Report for inclusion in the proxy statement.

For more information regarding the composition of the Compensation Committee and its duties and responsibilities, see “Corporate Governance – Committees of the Board of Directors – Compensation Committee.”

Role of the Independent Compensation Consultant

The Compensation Committee retains an independent compensation consultant, Frederic W. Cook & Co. (the Compensation Consultant). The Compensation Consultant reports directly to the Compensation Committee, and the Compensation Committee may replace the Compensation Consultant or hire additional consultants at any time. A representative of the Compensation Consultant regularly attends meetings of the Compensation Committee and communicates with the Compensation Committee Chairperson between meetings as needed; however, the Compensation Committee and the independent directors of the Board make final decisions on the compensation actions for the NEOs. The Compensation Consultant regularly meets in executive session with the Compensation Committee. Other than the fees paid to the Compensation Consultant pursuant to its engagement by the Compensation Committee for its advice on executive and director compensation, the Compensation Consultant does not receive any fees or income from the Company.

The Compensation Consultant’s role is to provide an independent review of market data and to advise the Compensation Committee on the levels and structure of our executive compensation policies and procedures, including compensation matters for NEOs. The Compensation Consultant utilizes aerospace and defense industry market data and conducts an independent review of publicly available data.

The roles of the Compensation Consultant include:

•	reviewing and advising the Compensation Committee on our total compensation philosophy, peer groups and target competitive positioning;

•	identifying market trends and practices and advising the Compensation Committee on program design implications;

•	providing proactive advice to the Compensation Committee on best practices for Board governance of executive compensation, compensation-related risk management, and any areas for program design to most appropriately support the Company’s business strategy and organizational values; and

•	serving as a resource to the Compensation Committee Chairperson on setting agenda items for Compensation Committee meetings and undertaking special projects.

In February 2018, the Compensation Committee determined that there were no relationships between the Compensation Consultant and the Company or any of the Company’s directors or executive officers that raised a conflict of interest.

Role of Management

Our CEO makes compensation-related recommendations for elected officers to the Compensation Committee for its review and approval. The CEO’s evaluation is based on each officer’s compensation relative to market and the overall framework, philosophy and objectives for our executive compensation programs set by the Compensation Committee.

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COMPENSATION DISCUSSION AND ANALYSIS | KEY PRINCIPLES

The recommendations for elected officers are based on an assessment of each executive’s performance, skills and industry knowledge, market compensation benchmarks, and succession and retention considerations. The Chief Human Resources Officer provides a summary of historical compensation and benefits-related data when compensation decisions are considered by the Compensation Committee to ensure compensation decisions are made within our total compensation framework.

Management also provides recommendations to the Compensation Committee regarding executive incentive and benefit plan designs and strategies. These recommendations include financial and non-financial operational goals and criteria for our annual and long-term incentive plans.

 Use of Competitive Data

Performance Peer Group: Set Performance Targets and Evaluate Performance

The Compensation Committee uses the Performance Peer Group for purposes of setting performance targets and evaluating performance for our AIP and LTIP. The Performance Peer Group is comprised of the largest global defense companies by government revenues within the aerospace and defense market space. AIP goals for 2017 and goals for the LTIP grants made during 2017 that will vest in 2019 were established based on the 2017 Performance Peer Group.

2017 PERFORMANCE PEER GROUP
BAE Systems	Harris Corporation	Lockheed Martin Corporation
The Boeing Company	L3 Technologies, Inc.	Raytheon Company
Booz Allen Hamilton Holding Corporation	Leidos Holdings, Inc.	Thales Group
General Dynamics Corporation	Leonardo

Performance targets for the LTIP grants for the three-year performance period vesting in 2017 were established in 2015, based on the 2015 Performance Peer Group.

2015 PERFORMANCE PEER GROUP
BAE Systems	Finmeccanica (1)	Lockheed Martin Corporation
The Boeing Company	General Dynamics Corporation	Raytheon Company
Booz Allen Hamilton Holding Corporation	L-3 Communications Holdings, Inc. (2)	Thales Group
(1) Finmeccanica changed its name to Leonardo in 2016
(2) L-3 Communications Holdings, Inc. changed its name to L3 Technologies, Inc. in 2016

Target Industry Peer Group: Benchmark Executive Compensation Practices

The Compensation Committee benchmarks our executive compensation levels and practices against a Target Industry Peer Group of 14 companies, as well as against a subset of the Target Industry Peer Group containing six direct peers. Prior to the beginning of the year, the Compensation Committee sets the Target Industry Peer Group and the subset of direct peers used to benchmark compensation for the following year. To identify peer companies for compensation benchmarking purposes, the Compensation Consultant employed an objective criteria-based methodology where:

•	the company was identified as a peer by at least two aerospace and defense peers or proxy advisory services;

•	the company participated in the annual Aon Hewitt executive compensation study; and

•	revenues, total employees and market capitalization of the company were broadly similar to those of the Company.

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COMPENSATION DISCUSSION AND ANALYSIS | KEY PRINCIPLES

While the Target Industry Peer Group is reviewed annually by the Compensation Committee with the Compensation Consultant, our goal is to keep it as consistent as reasonably possible on a year-over-year basis. The companies that comprise the 2017 Target Industry Peer Group are listed in the following table:

2017 TARGET INDUSTRY PEER GROUP
3M Company	Johnson Controls International
The Boeing Company (1)	L3 Technologies, Inc. (1)
Caterpillar Inc.	Lockheed Martin Corporation (1)
Eaton Corporation	Raytheon Company (1)
Emerson Electric Company	Rockwell Collins, Inc.
General Dynamics Corporation (1)	Textron Inc.
Honeywell International Inc. (1)	United Technologies Corporation
(1) Included in the subset of six direct peers also used for compensation benchmarking

It is the Company’s pay philosophy to provide the CEO a compensation package that comprises competitive elements of base salary and target variable pay relative to the Target Industry Peer Group. In 2017, the CEO’s target total direct compensation approximated the median of the Target Industry Peer Group.

Another element of the Company’s pay philosophy is to tie a significant portion of the CEO’s pay to performance. As a result, the CEO’s actual compensation may differ from this market median based on the Company’s actual performance.

In determining the base salary and target variable pay elements for the other NEOs, the Compensation Committee does not set any specific benchmark relative to the Target Industry Peer Group; rather, the Compensation Committee considers several factors in determining their compensation, including executive compensation levels and practices of the Target Industry Peer Group, NEO individual experience, growth in job as demonstrated through sustained performance, leadership impact, retention and pay relative to the CEO. Actual annual incentive awards and long-term incentive award opportunities reflect these factors, as well as Company performance.

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COMPENSATION DISCUSSION AND ANALYSIS | KEY COMPONENTS OF OUR PROGRAMS

 Annual Incentive Compensation

Under our shareholder-approved 2002 Incentive Compensation Plan (the Plan), the Compensation Committee approves the annual incentive compensation target payout percentage for each NEO other than the CEO. For the CEO, such percentage is approved by the independent directors of the Board.

The target incentive award (target bonus) represents a percentage of each NEO’s base salary. Following the completion of the fiscal year, the target bonus is used by the Compensation Committee, together with its assessment of Company performance against pre-determined performance criteria, to determine the final bonus award amount.

2017 Annual Incentive Plan

The 2017 target bonus for the CEO was 180% of base salary, which was unchanged from 2016. For each of the other NEOs, the 2017 target bonus was 100% of base salary, which was also unchanged from 2016. Upon Mr. Pamiljans’ promotion effective April 1, 2017, his target bonus was increased to 100% of base salary. Mr. Pamiljans’ 2017 target bonus and final bonus award were prorated to reflect the time he served in his role as an elected officer and as an appointed officer.

The final bonus award for each NEO was determined by multiplying the Northrop Grumman Company Performance Factor (CPF) by the target bonus. The CPF can range from 0% to 200% in the annual incentive formula described below.

Annual Incentive Formula for 2017:

At the end of each year, the CEO conducts an annual performance evaluation for each NEO, other than himself, and then reviews the evaluation with the Compensation Committee. The Compensation Committee reviews Company performance information, as well as the comparison to market data.

The Compensation Committee approves bonus amounts for all NEOs except the CEO, whose annual bonus is recommended by the Compensation Committee to the independent members of the Board for approval. The Compensation Committee has discretion to make adjustments to the annual bonus payouts for NEOs, except the CEO, if it determines such adjustment is warranted. For example, in instances where Company performance has been impacted by unforeseen or unusual events (e.g., the 2017 Tax Act), the Compensation Committee has exercised its authority to increase the final awards as necessary to preserve the intended incentives and benefits. The Compensation Committee has also adjusted payouts downward in the past despite performance targets having been met when it determined that particular circumstances had a negative impact on the Company but were not reflected in the performance calculation.

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COMPENSATION DISCUSSION AND ANALYSIS | KEY COMPONENTS OF OUR PROGRAMS

2017 Annual Incentive Goals and Results

2016 Financial Metrics	Weighting	2017 Financial Metrics	Weighting
Pension-adjusted OM Rate*	30%	Pension-adjusted OM Rate*	1/3
Cash Flow from Operations Conversion*	30%	Cash Flow from Operations Conversion*	1/3
Pension-adjusted Net Income* Growth	30%	Pension-adjusted Net Income* Growth	1/3
Awards (Book-to-Bill)	10%
* This metric is a non-GAAP financial measure. For more information, see “Appendix A - Use of Non-GAAP Financial Measures.”

For the AIP, we use a mix of financial and non-financial metrics to measure our performance. For 2017, the Compensation Committee refined our AIP financial metrics and weightings, reflecting our commitment to investing for and achieving long-term profitable growth; maintaining alignment with shareholders’ interests; and incentivizing top performance against our industry peers. The Compensation Committee approved the following metrics, equally weighted at 1/3:

•	Pension-adjusted OM Rate*: establishes high program performance expectations for the Company and is calculated as OM rate (operating margin divided by sales) before net FAS/CAS pension adjustment* (the difference between pension expense charged to contracts and included as cost in segment operating income in accordance with U.S. Government Cost Accounting Standards (CAS) and pension expense determined in accordance with GAAP (FAS)).

•	Cash Flow from Operations Conversion*: recognizes the importance of converting net income into cash. The metric is calculated as cash provided by operating activities before the after-tax impact of discretionary pension contributions* divided by net income. Cash Flow from Operations Conversion* enables management to make capital investment decisions that support long-term profitable growth without impacting performance-based incentive compensation.

•	Pension-adjusted Net Income* Growth: incentivizes management to achieve relative long-term profitable growth greater than a projected industry growth rate. Pension-adjusted Net Income* Growth is calculated as net income before the after-tax impact of the net FAS/CAS pension adjustment* and is based on a three-year growth trajectory.

In addition to these financial goals, we established non-financial goals to align our objectives with all our stakeholders. Performance against non-financial metrics can result only in a downward adjustment to the financial metric score. For 2017, we selected the following non-financial metrics:

•	Customer Satisfaction: measured in terms of customer feedback, including customer-generated performance scores, award fees and verbal and written feedback.

•	Quality: measured using program-specific objectives, including defect rates, process quality, supplier quality, planning quality or other appropriate criteria for program type and phase.

•	Engagement & Inclusion: measured based on performance at or above the global high performing norm for engagement and inclusion indices and an accountability metric (as reported in a company-wide employee survey).

•	Diversity: measured in terms of improving representation of females and people of color in all management level positions with respect to internal and external benchmarks.

•	Safety: measured by total case rate, defined as the number of Occupational Safety & Health Administration recordable injuries as well as by lost work day rate associated with those injuries.

•	Environmental Sustainability: measured in terms of reductions in absolute greenhouse gas emissions and potable water use consumption, and improvement in solid waste diversion (i.e., waste diverted from landfill disposal).

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COMPENSATION DISCUSSION AND ANALYSIS | KEY COMPONENTS OF OUR PROGRAMS

Our AIP provides for payout levels from 0% to 200% of target. The minimum, target and maximum performance levels are derived based on an analysis of the past performance of our Performance Peer Group (Pension-adjusted Net Income* Growth is based on projected market growth rates). Specific values are identified for each metric at selected points in the range between minimum and maximum and other values are determined by linear interpolation between these points. No payout is made if performance is below the minimum. Above target payout can be earned only if the Company’s performance exceeds the performance threshold noted in the table below. The maximum 200% payout is based upon top quartile past performance of the Performance Peer Group. This structure rewards superior performance by aligning above-target payouts to outperforming our peer benchmarks and provides reduced awards for below target performance. Based on Company performance for the three financial metrics shown in the table below, which have been adjusted to exclude the impact of the 2017 Tax Act, the 2017 CPF was 131%. No downward adjustment was made for non-financial metric performance as the Compensation Committee determined that performance, in aggregate, against the non-financial goals, met the Company’s stated objectives.

Metric/Goal	Weighting	Performance to Achieve Target Payout	2017 Performance	2017 Score
Pension-adjusted OM Rate*	1/3	10.0%	10.5%	44%
Cash Flow from Operations Conversion*	1/3	145%	127%	20%
Pension-adjusted Net Income* Growth	1/3	$1.67B	$1.93B	67%
Company Performance Factor				131%

  * This metric is a non-GAAP financial measure. For more information, see “Appendix A - Use of Non-GAAP Financial   Measures.”

Decisions for 2017

In February 2018, the Compensation Committee applied the CPF to Mr. Bush’s target bonus. Based on the CPF, in February 2018, the Committee recommended, and the independent members of our Board approved, a 2017 annual incentive award of $3,662,000 for Mr. Bush. Based on the CPF, the CEO recommended, and the Compensation Committee approved, the other NEOs’ annual incentive awards.

Name	Target Payout % of Salary	Payout Range % of Salary	Actual Payout % of Salary	Actual Payout (1)
Wesley G. Bush	180%	0% - 360%	236%	$3,662,000
Kenneth L. Bedingfield	100%	0% - 200%	131%	$1,041,000
Gloria A. Flach	100%	0% - 200%	131%	$1,061,000
Janis G. Pamiljans (2)	93%	0% - 186%	121%	$861,000
Kathy J. Warden	100%	0% - 200%	131%	$1,061,000

(1) The potential range of bonus payouts based on 2017 performance is disclosed in the Grants of Plan-Based Awards Table. Actual bonus payouts for 2017 performance are disclosed above and in the Summary Compensation Table.

(2) Mr. Pamiljans was elected President, Aerospace Systems effective April 1, 2017. His target and actual payout under the AIP is prorated to reflect time served as an elected officer and as an appointed officer.

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COMPENSATION DISCUSSION AND ANALYSIS | KEY COMPONENTS OF OUR PROGRAMS

 Long-Term Incentive Compensation

2017 Long-Term Incentive Program

In determining the amount of individual long-term incentive award for an NEO (other than the CEO), the Compensation Committee considers an elected officer’s individual performance during the preceding year, growth in job as demonstrated through sustained performance, leadership impact, retention and pay relative to the CEO, as well as market data for the elected officer’s position based on the Target Industry Peer Group analysis.

In 2017, after determining the award value for the NEOs as described above, the Compensation Committee granted awards in the form of RPSRs to ensure sustainability and achievement of business goals over time and RSRs to provide retention value. The awards were comprised of 70% RPSRs and 30% RSRs. The Committee determined this long-term incentive mix would appropriately motivate and reward the NEOs to achieve our long-term objectives and further reinforce the link between their interests and the interests of our shareholders.

The RPSRs will vest and be distributed following the completion of the three-year performance period (2017-2019) if goals are met. The RSRs generally vest 100% after three years. Vesting for termination due to death, disability or retirement is discussed in the Terms of Equity Awards section. For the 2017 grant, dividend equivalents accrue on both RPSR and RSR awards earned and will be paid upon distribution of the RPSRs and RSRs.

The Compensation Committee evaluates RPSR performance requirements each year to ensure they are aligned with our business objectives. For the 2017 RPSR grant, the Compensation Committee determined that for the NEOs, performance will continue to be measured in terms of relative TSR and Cumulative FCF*; however, in order to increase management’s focus on the operational metrics that drive long-term shareholder value creation, the weighting of Cumulative FCF* has been increased to 50% from 30%. Therefore, 2017 RPSR grant performance will be weighted 50% to relative TSR and 50% to Cumulative FCF*. Based on the performance against these metrics, shares earned for 2017 RPSR grants can vary from 0% to 150% of the rights awarded.

TSR is measured by comparing cumulative stock price appreciation with reinvestment of dividends over a three-year period to the Performance Peer Group (50% of relative TSR portion of award) and to the S&P Industrials (50% of relative TSR portion of award), which comprises companies within the S&P 500 classified as Industrials, reflecting the range of similar investment alternatives available to our shareholders. To smooth volatility in the market, the TSR calculation is based on the average of the 30 calendar days immediately prior to the start of the performance period and the last 30 calendar days of the performance period. The maximum relative TSR payout is capped at 100% of target shares if the absolute TSR is negative, even if the relative TSR would have resulted in a higher score.

Cumulative FCF* focuses on cash generation after capital investments and is calculated as the aggregate free cash flow before the after-tax impact of total pension funding* over a three-year period. Free cash flow* includes funds available to create shareholder value after investing in the business through capital expenditures.

On February 17, 2017, prior to his promotion, Mr. Pamiljans received an annual long-term incentive award as an appointed officer. The terms associated with this award are disclosed in the Grants of Plan-Based Awards Table on page 52.

Recently Completed RPSR Performance Period (2015 – 2017)

In February 2015, when granting RPSRs to NEOs who were elected officers at the time of the grant, the Compensation Committee selected relative TSR as the performance metric for the awards and established the performance criteria for the awards as set forth in the table below. In February 2018, the Compensation Committee reviewed performance for the January 1, 2015 to December 31, 2017 RPSR performance period.

		Percentile Required to Score
Metric/Goal	Weighting	0%	100%	150%	2017 Actual Performance
Relative TSR - 2015 Performance Peer Group	50%	25th	50th	80th	89th
Relative TSR - S&P Industrials	50%	25th	50th	80th	96th

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COMPENSATION DISCUSSION AND ANALYSIS | KEY COMPONENTS OF OUR PROGRAMS

Decisions for 2017

Based on 2015 - 2017 TSR performance, we ranked second against the 2015 Performance Peer Group and were in the 89th percentile. We were in the 96th percentile of the S&P Industrials. The combined weighted score generated an overall performance score of 150% for NEOs who were elected officers at the time of the grant.

In February 2018, the NEOs received payouts in stock with respect to the RPSR awards that were granted in February 2015 for the three-year performance period ending December 31, 2017 (as described further in footnote 3 to the Outstanding Equity Awards Table on page 54).

 Other Benefits

This section describes other benefits the NEOs receive. These benefits are not performance related and are designed to provide a competitive package for purposes of attracting and retaining the executive talent needed to achieve our business objectives. These benefits include retirement benefits, certain perquisites and severance arrangements.

Retirement Benefits

We maintain tax-qualified retirement plans (both defined benefit pension plans and defined contribution savings plans) that cover most of our workforce, including the NEOs. We also maintain nonqualified retirement plans that are available to our NEOs, which are designed to restore benefits that were limited under the tax-qualified plans or to provide supplemental benefits. Compensation, age and years of service factor into the amount of benefits provided under the plans. Thus, the plans are structured to reward and retain employees of long service and recognize higher performance levels as evidenced by increases in annual pay. Additional information about these retirement plans and the NEO benefits under these plans can be found in the Pension Benefits Table and Nonqualified Deferred Compensation Table, on pages 56 and 60, respectively.

The Compensation Committee assesses aggregate benefits available to the NEOs and has previously imposed an overall cap, generally limited to no more than 60% of final average pay, on pension benefits for the NEOs (except for small variations due to contractual restrictions under the plans). Mr. Bush voluntarily agreed to reduce his cap to 50% of final average pay. In addition, the nonqualified supplemental defined benefit plans in which our NEOs participate were frozen as to pay and service as of December 31, 2014.

Retiree Medical Arrangement

The Special Officer Retiree Medical Plan (SORMP) was closed to new participants in 2007. Participants in the SORMP are entitled to retiree medical benefits and life insurance pursuant to the terms of the Plan. Mr. Bush is eligible for SORMP benefits due to his date of hire and years of service as an executive. The other NEOs became elected officers after the SORMP was closed to new participants and are not eligible for SORMP benefits. The estimated cost of the SORMP benefit reflected in the Termination Payment Table is the present value of the estimated cost to provide future benefits using actuarial calculations and assumptions.

Perquisites

Our NEOs are eligible for certain limited executive perquisites that include financial planning, income tax preparation, physical exams and personal liability insurance. The Compensation Committee believes these perquisites are common within the competitive market for total compensation packages for executives and are useful in attracting, retaining and motivating talented executives. Perquisites provided to the NEOs in 2017 are detailed in the Summary Compensation Table on page 49.

Security Arrangements

Given the nature of our business, we maintain a comprehensive security program. As a component of that program, we provide residential and/or travel protection that we consider necessary to address our security requirements. In selecting the level and form of protection, we and the Board consider both security risks faced by those in our industry in general and security risks specific to our Company and its individuals. Based on security threat information obtained and an ongoing dialogue with law enforcement officials, the Board has required that Mr. Bush and other NEOs receive varying levels of residential and travel protection.

Since we require this protection under a comprehensive security program and it is not designed to provide a personal benefit (other than the intended security), we do not view these security arrangements as compensation to the individuals. We report these security arrangements as perquisites as required under applicable SEC rules. In addition, we would report them as taxable compensation to the individuals if they were not excludable from income as working condition fringe benefits under Section 132 of the Internal Revenue Code.

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COMPENSATION DISCUSSION AND ANALYSIS | KEY COMPONENTS OF OUR PROGRAMS

The Board has determined that the CEO should avoid traveling by commercial aircraft for purposes of security, rapid availability and communications connectivity during travel, and should use Company-provided aircraft for all air travel. If, as a result, the CEO uses Company-provided aircraft for personal travel, the costs of such travel are imputed as income and are subject to the appropriate tax reporting according to Internal Revenue Code regulations.

We regularly review the nature of the security threat and associated vulnerabilities with law enforcement and security specialists and will continue to revise our security program as appropriate.

Severance Benefits

We maintain the Severance Plan for Elected and Appointed Officers of Northrop Grumman Corporation (Severance Plan), which is available to our NEOs (other than the CEO) who qualify and are approved to receive such benefits. Mr. Bush is not eligible to participate in a Northrop Grumman severance plan. The purpose of the Severance Plan is to help bridge the gap in an executive’s income and health coverage during a period of unemployment following termination.

We do not maintain any change in control severance plans. In addition, we do not provide excise tax gross-ups for any payments received upon termination after a change in control.

Upon a “qualifying termination” (defined below) the Company will provide severance benefits to eligible NEOs under the Severance Plan. Provided the NEO signs a release, he or she will receive: (i) a lump sum severance benefit equal to one and one-half times annual base salary and target bonus, (ii) a prorated performance bonus for the year of termination, (iii) continued medical and dental coverage for the severance period, (iv) income tax preparation/financial planning fees for the year of termination and the following year and (v) outplacement expenses up to 15% of salary, all subject to management approval. The cost of providing continued medical and dental coverage is based upon current premium costs. The cost of providing income tax preparation and financial planning is capped at $15,000 for the year of termination and $15,000 for the year following termination.

A “qualifying termination” means one of the following:

•	involuntary termination, other than for cause or mandatory retirement; or

•	election to terminate in lieu of accepting a downgrade to a non-officer position (i.e., good reason).

Change in Control Benefits

We do not maintain separate change in control programs or agreements. The only change in control benefits available to the NEOs are those described in the terms and conditions of the grants under the 2011 Long-Term Incentive Stock Plan (2011 Plan).

 Policies and Procedures

Stock Ownership Guidelines

We maintain stock ownership guidelines for our NEOs to further promote alignment of management and shareholder interests. These guidelines require that NEOs own Company stock with a value denominated as a multiple of their annual salaries, which can be accumulated over a five-year period from the date of hire or promotion into an elected officer position.

The guidelines are as follows:

Position	Stock Value as a Multiple of Base Salary
Chairman and Chief Executive Officer	7x base salary
Other NEOs	3x base salary

Shares that satisfy the stock ownership guidelines include:

•	Company stock owned outright;

•	unvested RSRs; and

•	the value of shares held in the Northrop Grumman Savings Plan or Northrop Grumman Financial Security and Savings Program.

Unvested RPSRs are not included in calculating ownership until they are converted to actual shares owned.

The Compensation Committee reviews compliance with our stock ownership guidelines on an annual basis. As of December 31, 2017, all NEOs were in compliance with the ownership guidelines. The Compensation Committee continues to monitor compliance and will conduct a full review again in 2018.

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COMPENSATION DISCUSSION AND ANALYSIS | KEY COMPONENTS OF OUR PROGRAMS

Stock Holding Requirements

We have a holding period requirement for payouts from long-term incentive grants, further emphasizing the importance of sustainable performance and appropriate risk-management behaviors. Under this policy, NEOs are required to hold, for a period of three years, 50% of their net after-tax shares received from RSR vestings and RPSR distributions. These restrictions generally continue following termination and retirement; however, shares acquired from RPSR distributions following termination or retirement occurring more than one year after separation from the Company are not subject to the holding requirement.

Anti-Hedging and Pledging Policy

Company policy prohibits our NEOs and other elected officers from hedging, entering into margin transactions involving Company stock, and pledging Company securities as collateral for loans or other transactions.

Recoupment Policy

The Company’s recoupment policy provides that:

•	the Board has discretion to recoup incentive compensation paid to an elected officer in the event of a restatement or if an elected officer engages in illegal conduct that causes significant financial or reputational harm to the Company;

•	the Board has discretion to recoup incentive compensation paid to the elected officer in the event the elected officer fails to report such misconduct of another, or is grossly negligent in fulfilling his or her supervisory responsibilities to prevent such misconduct; and

•	the CEO has discretion to recoup under similar circumstances incentive compensation provided to non-elected officers or other employees.

The Company’s recoupment policy applies to a three-year look back of performance-based short or long-term, cash or equity incentive payments. It provides for certain disclosure in the event of recoupment, consistent with SEC and other legal requirements.

Risk Management

The Compensation Committee annually reviews our compensation program and together with the independent compensation consultant assesses potential compensation-related risks to the Company. Based on this assessment for 2017, the Compensation Committee determined that the risk profile is appropriate and substantial risk management features are incorporated into our compensation program. This determination reflects the following conclusions from the detailed risk assessment:

•	there is appropriate balance to mitigate compensation-related risk in the executive compensation program’s design between fixed and variable pay, cash and stock components, short- and long-term measures, financial and non-financial measures, and formulaic and discretionary decisions;

•	there are appropriate policies in place to mitigate compensation-related risk including the Compensation Committee’s and its advisor’s independence, transparent disclosure, officer stock ownership guidelines and holding period requirements, and hedging and recoupment policies; and

•	there are no incentive or commission arrangements below the executive level that potentially encourage excessive risk-taking behavior.

Grant Date for Equity Awards

Annual grant cycles for equity awards occur in February at the same time as salary increases and annual incentive grants. This timing allows the Compensation Committee to make decisions on each of these compensation components at the same time, utilizing a total compensation philosophy. The Compensation Committee reviews and approves annual long-term incentive grants during its scheduled meeting, which occurs following announcement of our year-end financial results. Equity grants may also be granted on an interim basis throughout the year for special situations, such as new executive hires, promotions or retention.

Tax Deductibility of Pay

Under prior law, Section 162(m) of the Internal Revenue Code generally limited the annual tax deduction to $1 million per person for compensation paid to the Company’s CEO and the next three highest-paid NEOs, other than the Chief Financial Officer (collectively, covered employees). Certain compensation, including qualified performance-based compensation, was not subject to the deduction limit if certain requirements were met.

46 | NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS | KEY COMPONENTS OF OUR PROGRAMS

The 2017 Tax Act enacted on December 22, 2017, modifies Section 162(m). The 2017 Tax Act expands the definition of covered employees to include the Company’s Chief Financial Officer and any employee who was a covered employee for any taxable year beginning after December 31, 2016. The 2017 Tax Act also repeals the performance-based compensation exception to the deduction limit. These amendments, effective January 1, 2018, do not apply to compensation paid pursuant to a written binding contract in effect on November 2, 2017 that was not materially modified after such date.

Say-on-Pay

Our shareholders have been asked annually to approve, on an advisory basis, the compensation paid to our NEOs. We regularly engage with our shareholders to understand their concerns regarding executive compensation. The Compensation Committee annually reviews and discusses the results of the say-on-pay vote. In 2017, our executive compensation programs continued to receive strong support from shareholders with 96% approval at our 2017 Annual Meeting of Shareholders. Based on its review and feedback from shareholder engagement, the Compensation Committee determined that our programs are effective and aligned with shareholder interests, and no substantive changes were required.

NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT | 47

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed the CD&A with management. Based on such review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement. The Board has approved the recommendation.

COMPENSATION COMMITTEE

KARL J. KRAPEK, CHAIRPERSON

DONALD E. FELSINGER

BRUCE S. GORDON

GARY ROUGHEAD

THOMAS M. SCHOEWE

48 | NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

COMPENSATION TABLES | SUMMARY COMPENSATION TABLE

 2017 Summary Compensation Table

Name & Principal Position	Year	Salary (1) ($)	Bonus (2) ($)	Stock Awards (3) ($)	Non-Equity Incentive Plan Compensation (4) ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings (5) ($)	All Other Compensation (6) ($)	Total ($)
Wesley G. Bush	2017	1,548,577	—	9,999,969	3,662,000	2,733,390	925,121	18,869,057
Chairman, Chief Executive Officer and President	2016	1,530,000	—	10,000,072	4,406,400	3,036,744	868,625	19,841,841
	2015	1,588,846	—	10,000,018	3,304,800	—	901,958	15,795,622
Kenneth L. Bedingfield	2017	790,192	—	3,250,106	1,041,000	—	351,426	5,432,724
Corporate Vice President and Chief Financial Officer	2016	756,539	—	2,999,980	1,232,000	—	314,724	5,303,243
	2015	685,077	—	3,000,092	840,000	—	196,798	4,721,967
Gloria A. Flach (7)	2017	807,116	—	3,499,993	1,061,000	—	184,922	5,553,031
Corporate Vice President and Chief Operating Officer	2016	792,116	—	3,499,856	1,272,000	995,033	159,738	6,718,743
	2015	806,538	—	3,500,083	936,000	—	357,219	5,599,840
Janis G. Pamiljans (8)	2017	702,623	100,000	3,499,941	861,000	369,399	1,032,397	6,565,360
Corporate Vice President and President, Aerospace Systems	2016	—	—	—	—	—	—	—
	2015	—	—	—	—	—	—	—
Kathy J. Warden	2017	807,116	—	3,499,993	1,061,000	388,015	206,548	5,962,672
Corporate Vice President and President, Mission Systems	2016	772,500	—	3,499,856	1,272,000	200,220	165,596	5,910,172
	2015	701,077	—	3,200,053	814,000	20,782	425,763	5,161,675

(1)	Includes amounts deferred under the qualified savings and nonqualified deferred compensation plans.

(2)	Pursuant to a 2016 retention agreement, Mr. Pamiljans received a bonus of $200,000 in two installments ($100,000 each) in 2016 and 2017.

(3)	Represents the grant date aggregate fair value of RPSRs and RSRs granted during the periods presented. The fair value of awards was computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 disregarding potential forfeitures. Assumptions used in the calculation of these amounts are disclosed in Note 14 of the Company’s 2017 Form 10-K. The maximum grant date fair values of the 2017 RPSRs are as follows, noting the grants assume a 150% maximum payout other than for Mr. Pamiljans:

Name	Maximum Grant Date Fair Value ($)
Mr. Bush	10,500,087
Mr. Bedingfield	3,412,596
Ms. Flach	3,674,895
Mr. Pamiljans (a)	3,884,932
Ms. Warden	3,674,895

(a) Comprised of a February RPSR grant which assumes a 200% maximum payout and an April RPSR grant which assumes a 150% maximum payout. These grants are disclosed in the Grants of Plan-Based Awards Table on page 52.

(4)	These amounts were paid pursuant to the Company’s AIP. Includes amounts deferred under the qualified savings and nonqualified deferred compensation plans.

(5)	These amounts relate solely to the increased present value of the NEO’s pension plan benefits using mandatory SEC assumptions (see the descriptions of these plans under the Pension Benefits table on page 56). The amount accrued in each year differs from the amount accrued in prior years due to an increase in age, service and pay (salary and bonus).

The aggregate change in actuarial present value of accumulated benefits is a negative amount for Ms. Flach (-$5,874,072) due to her attainment of an early retirement milestone, which eliminates double counting of benefits in the Northrop Grumman

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COMPENSATION TABLES | SUMMARY COMPENSATION TABLE

Electronic Systems Executive Pension Plan (ESEPP) and Officers Supplemental Executive Retirement Program (OSERP) that had been required by SEC guidance. In accordance with SEC rules, this negative amount is reported as $0 in the above table.

Mr. Bedingfield was hired after the Company’s defined benefit pension plans were closed to new entrants and as a result he does not participate in any defined benefit pension plans.

There were no above-market earnings in the nonqualified deferred compensation plans (see the descriptions of these plans under the Nonqualified Deferred Compensation table on page 60).

(6)	Amounts include, as applicable, (a) the value of perquisites and personal benefits, (b) basic life insurance premiums, (c) matching contributions through the Northrop Grumman Foundation made to eligible educational institutions and to disaster relief organizations during qualifying disasters, and to non-profit organizations under a Company program, (d) Company contributions to defined contribution and deferred compensation plans (the Northrop Grumman Savings Plan, the Savings Excess Plan and the Officers Retirement Account Contribution Plan), and (e) with respect to Mr. Bedingfield, a gross-up of $1,042 to cover costs incurred as a result of an administrative error by the Company. Where the value of the items reported in a particular category for a NEO exceeded $10,000 in 2017 (other than perquisites and personal benefits, which are subject to different thresholds as described below), those items are identified and quantified below.

Perquisites and Personal Benefits - Perquisites and other personal benefits provided to certain NEOs are as follows: security, travel-related perquisites, including use of Company aircraft or ground transportation services for personal travel (including travel and incidental expenses for family members accompanying the NEO while on travel), financial planning/income tax preparation services, insurance premiums paid by the Company on the NEO’s behalf, executive physicals and other nominal perquisites or personal benefits.

The cost of any category of the listed perquisites and personal benefits did not exceed the greater of $25,000 or 10% of total perquisites and personal benefits for any NEO in 2017, except for the following:

i.	Mr. Bush: costs attributable to security protection ($399,545), which includes personal travel on Company aircraft consistent with the Company’s security program ($172,353),

ii.	Mr. Bedingfield: costs attributable to security protection ($61,657) and

iii.	Mr. Pamiljans: relocation expenses ($850,000), which were in lieu of all benefits he would have been entitled to receive under the Company’s relocation policy.

The amount of security costs reported for Mr. Bush has been reduced by $72,719, which reflects the portion of the security perquisite that Mr. Bush reimbursed to the Company for himself and his family related to personal travel on the corporate aircraft ($37,557) and other transportation ($35,162).

Security Protection - As discussed in “Key Components - Security Arrangements,” the Company provides NEOs with certain residential and travel security protection due to the nature of our business and security threat information. The amounts reflected in the “All Other Compensation” column include expenses for certain residential and travel security that we treat as perquisites under relevant SEC guidance, even though the need for such expenses arises from the risks attendant with their positions with the Company. The Company calculates the cost of travel security coverage here based on the hourly rates and overhead fees charged directly to the Company by the firms providing security personnel. If Company security personnel are used, their hourly rates are used to calculate the cost of coverage.

Use of Company Aircraft - We determine the incremental cost for perquisites and personal benefits based on the actual costs or charges incurred by the Company for the benefits. The Company calculates the value of personal use of Company aircraft based on the incremental cost of each element. Fixed costs that would be incurred in any event to operate Company aircraft (e.g., aircraft purchase costs, maintenance not related to personal trips and flight crew salaries) are not included.

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COMPENSATION TABLES | SUMMARY COMPENSATION TABLE

Contributions to Plans - In 2017, we made the following contributions to Northrop Grumman defined contribution and deferred compensation plans (the Northrop Grumman Savings Plan, the Savings Excess Plan and the Officers Retirement Account Contribution Plan):

Name	Company Contributions ($)
Mr. Bush	476,398
Mr. Bedingfield	242,663
Ms. Flach	162,296
Mr. Pamiljans	55,762
Ms. Warden	166,329

(7)	Ms. Flach retired from the Company on December 31, 2017.

(8)	Mr. Pamiljans was not an NEO for 2016 and 2015; therefore, data for these years is not reflected.

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COMPENSATION TABLES | GRANTS OF PLAN-BASED AWARDS TABLE

 2017 Grants of Plan-Based Awards

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (3) (#)	Grant Date Fair Value of Stock Awards (4) ($)
Name	Grant Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Wesley G. Bush	Incentive Plan		—	2,795,400	5,590,800
	RPSR	2/17/2017				—	30,504	45,756		7,000,058
	RSR	2/17/2017							12,756	2,999,911
Kenneth L. Bedingfield	Incentive Plan		—	795,000	1,590,000
	RPSR	2/17/2017				—	9,914	14,871		2,275,064
	RSR	2/17/2017							4,146	975,042
Gloria A. Flach	Incentive Plan		—	810,000	1,620,000
	RPSR	2/17/2017				—	10,676	16,014		2,449,930
	RSR	2/17/2017							4,465	1,050,063
Janis G. Pamiljans	Incentive Plan		—	659,263	1,318,526
	RPSR	2/17/2017				—	1,786	3,572		420,025
	RSR	2/17/2017							765	179,910
	RPSR	4/1/2017				—	9,395	14,093		2,029,921
	RSR	4/1/2017							3,789	870,085
Kathy J. Warden	Incentive Plan		—	810,000	1,620,000
	RPSR	2/17/2017				—	10,676	16,014		2,449,930
	RSR	2/17/2017							4,465	1,050,063

(1)	Represents the potential range of payouts under the Company’s AIP. Actual payouts are shown in the Summary Compensation Table column entitled “Non-Equity Incentive Plan Compensation” on page 49.

(2)	These amounts relate to RPSRs granted in 2017 under the 2011 Plan. Each RPSR represents the right to receive a share of the Company’s common stock upon vesting. Earned RPSRs may be paid in shares, cash or a combination of shares and cash at the Compensation Committee’s discretion. Dividend equivalents accrue on RPSR awards earned and will be paid upon distribution of the RPSRs.

For NEOs who were elected officers at the time of grant, RPSRs are earned based on relative TSR and the achievement of Cumulative FCF* targets over a three-year performance period commencing January 1, 2017 and ending December 31, 2019. The payout will occur in early 2020 and will range from 0% to 150% of the rights awarded.

The RPSRs granted to Mr. Pamiljans in February 2017 while he was serving as an appointed officer are earned based on the achievement of metric targets weighted 50% to pension-adjusted return on net assets and 50% to Cumulative FCF* over a three-year performance period. The payout will occur in early 2020 and will range from 0% to 200% of the rights awarded.

An executive must remain employed through the performance period to earn an award, although prorated vesting results if employment terminates earlier due to early retirement, death or disability. The award will fully vest if the executive terminates due to a change in control qualifying termination or normal retirement (mandatory at age 65). See the Termination Payments and Benefits section for treatment of RPSRs in these situations and upon a change in control.

(3)	These amounts relate to RSRs granted in 2017 under the 2011 Plan. Each RSR represents the right to receive a share of the Company’s common stock upon vesting. Earned RSRs may be paid in shares, cash or a combination of shares and cash at the Compensation Committee’s discretion. Dividend equivalents accrue on RSR awards earned and will be paid upon distribution of the RSRs.

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COMPENSATION TABLES | GRANTS OF PLAN-BASED AWARDS TABLE

RSRs generally vest three years from the date of grant. An executive must remain employed through the vesting period to earn an award, although full vesting results if employment terminates earlier due to death, disability, a change in control qualifying termination or normal retirement (mandatory at age 65). The award is prorated if the executive terminates due to early retirement. See the Termination Payments and Benefits section for treatment of RSRs in these situations and upon a change in control.

The RSRs granted to Mr. Pamiljans in April 2017 in connection with his promotion vest one year from the date of grant on April 1, 2018. Mr. Pamiljans must remain employed through the vesting period to earn the award, although full vesting will result if his employment terminates earlier due to death, disability or a change in control qualifying termination.

(4)	The fair value of awards was computed in accordance with FASB ASC Topic 718 disregarding potential forfeitures.

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COMPENSATION TABLES | OUTSTANDING EQUITY AWARDS TABLE

 Outstanding Equity Awards at 2017 Fiscal Year End

Name	Grant Date	Number of Shares or Units of Stock that Have Not Vested (1) (#)	Market Value of Shares or Units of Stock that Have Not Vested (2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested (2) ($)
Wesley G. Bush	2/17/2017	12,756	3,914,944	30,504	9,361,983
	2/17/2016	16,478	5,057,263	36,316	11,145,744
	2/18/2015	16,745	5,139,208	41,147	12,628,426
Kenneth L. Bedingfield	2/17/2017	4,146	1,272,449	9,914	3,042,706
	2/17/2016	4,943	1,517,056	10,895	3,343,784
	2/18/2015	5,582	1,713,172	11,837	3,632,894
Gloria A. Flach (4)	2/17/2017	4,465	1,370,353	10,676	3,276,571
	2/17/2016	5,767	1,769,950	12,710	3,900,826
	2/18/2015	6,512	1,998,598	13,810	4,238,427
Janis G. Pamiljans	4/1/2017	3,789	1,162,882	9,395	2,883,419
	2/17/2017	765	234,786	1,786	548,141
	2/17/2016	2,362	724,921	2,307	708,041
	2/18/2015	987	302,920	2,302	706,507
Kathy J. Warden	2/17/2017	4,465	1,370,353	10,676	3,276,571
	2/17/2016	5,767	1,769,950	12,710	3,900,826
	2/18/2015	5,954	1,827,342	12,626	3,875,046

(1)	Outstanding RSRs generally vest three years from date of grant. Mr. Pamiljans’ April 1, 2017 RSR promotion grant vests on April 1, 2018. Mr. Pamiljans’ February 17, 2016 RSR grant is comprised of an annual grant (989 shares) and a retention grant (1,373 shares) and vests on February 17, 2018.

(2)	The value listed is based on the closing price of the Company’s stock of $306.91 on December 29, 2017, the last trading day of the year.

(3)	Outstanding RPSRs granted in 2017, 2016 and 2015 generally vest based on performance for the three-year performance period ending on December 31, 2019, 2018 and 2017, respectively. Mr. Pamiljans’ 2016 RPSR grant vests based on performance for the 2015-2017 performance period ending on December 31, 2017. All RPSR grants are subject to the Compensation Committee’s approval of the performance-based earnout percentage applicable to the grant following the end of the performance period. The 2015 RPSRs and Mr. Pamiljans’ 2016 RPSRs were distributed in February 2018 upon the Compensation Committee’s approval. Mr. Pamiljans was an appointed officer at the time his 2015 and 2016 RPSRs were granted and his payout reflects the performance-based earnout percentage applicable to awards for appointed officers. The actual number of shares distributed to the NEOs in February 2018 as a result of the vesting RPSRs was as follows:

Name	Actual Shares Distributed (#)
Mr. Bush	61,721
Mr. Bedingfield	17,756
Ms. Flach	20,715
Mr. Pamiljans	6,038
Ms. Warden	18,939

(4)	Ms. Flach retired from the Company on December 31, 2017. In accordance with the retirement-related provisions established at the time of grant, a prorated portion of the outstanding grants above will be paid out based on the number of days in the applicable vesting period that Ms. Flach was employed with the Company. Ms. Flach’s prorated RPSRs will be distributed following the applicable performance period and subject to the performance factor. Because Ms. Flach qualifies as a “specified employee” for purposes of Section 409A of the Internal Revenue Code, her prorated RSRs will be distributed six months from the date of her retirement.

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COMPENSATION TABLES | STOCK VESTED TABLE

2017 Stock Vested

	Stock Awards (1) (2)
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Wesley G. Bush	103,173	25,130,821
Kenneth L. Bedingfield	7,601	1,851,435
Gloria A. Flach	40,123	9,773,277
Janis G. Pamiljans	5,637	1,373,143
Kathy J. Warden	34,391	8,376,940

(1)	Number of shares and amounts reflected in the table are reported on an aggregate basis and do not reflect shares sold or withheld to pay withholding taxes.

(2)	Consists of RSRs and RPSRs granted in 2014. The 2014 RSRs vested three years from the date of grant and the 2014 RPSRs vested based on the three-year performance period ended on December 31, 2016 and were distributed in February 2017.

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COMPENSATION TABLES | PENSION BENEFITS

 2017 Pension Benefits

The following table provides information about the pension plans in which the NEOs participate (described in more detail on the following pages), including the present value of each NEO’s accumulated benefits as of December 31, 2017, calculated pursuant to SEC specifications for this table. Our policy generally limits an executive’s total benefit under these plans to be no more than 60% of final average pay. Mr. Bush has voluntarily elected to limit his OSERP benefit to no more than 50% of final average pay.

Name (1)	Plan Name	Number of Years Credited Service (2) (#)	Present Value of Accumulated Benefit (3) ($)	Payments During Last Fiscal Year ($)
Wesley G. Bush	Pension Plan	15.00	816,937	—
	S&MS Pension Plan	15.67	733,725	—
	ERISA 2	15.00	15,035,377	—
	SRIP	15.67	13,986,129	—
	OSERP	27.67	8,712,894	—
Gloria A. Flach	Pension Plan	36.39	1,377,858	—
	ERISA 2	14.50	2,225,301	—
	OSERP	33.42	2,279,385	—
	ESEPP	33.39	6,843,298	—
Janis G. Pamiljans	Pension Plan	31.00	1,924,666	—
	ERISA 2	31.00	3,430,836	—
	OSERP	28.00	82,209	—
Kathy J. Warden	OSERP II	9.33	1,453,584	—

(1)	Mr. Bedingfield was hired after the Company’s defined benefit pension plans were closed to new entrants and as a result he does not participate in any defined benefit pension plans.

(2)	Each NEO’s credited service under OSERP and ESEPP is less than his or her actual service because credited service under these plans stopped as of December 31, 2014. In addition, Mr. Bush’s credited service under his other plans is less because of his transfers among those plans due to Company acquisitions. Ms. Flach’s credited service under her other plans is less due to a period of employment before plan eligibility commenced. Each NEO’s actual service is as follows: Mr. Bush: 30.67; Ms. Flach: 37.58; Mr. Pamiljans: 30.92; Ms. Warden: 9.33.

(3)	Amounts are calculated using the following assumptions:

•	The NEO retires on the earliest date he/she could receive an unreduced benefit under each plan;

•	The form of payment is a single life annuity; and

•	The discount rate is 3.67% for the Pension Plan, 3.72% for the S&MS Pension Plan and 3.68% for all other plans; the mortality table is the RP-2006 annuitant mortality tables projected generationally with an adjusted version of Scale MP-2017 (the same assumptions used for the Company’s financial statements).

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COMPENSATION TABLES | PENSION BENEFITS

 Pension Plans and Descriptions

Most of the pension plans were closed to new hires in 2008. Prior to that time, the Company consolidated the pension plan provisions from diverse Heritage Formulas to a Cash Balance Formula. Over time, the Company also transitioned officers, including NEOs, from SERPs to a deferred compensation plan, called the Officers Retirement Account Contribution Plan. In addition, all final average pay formulas were frozen as of December 31, 2014.

The pension plans in which NEOs participate are listed below in alphabetical order. Service and pay have been frozen with regards to ESEPP and OSERP plans.

•	ERISA 2 is the ERISA Supplemental Program 2. This plan makes participants whole for benefits they lose under the Pension Plan due to certain Internal Revenue Code limits.

•	ESEPP is the Northrop Grumman Electronic Systems Executive Pension Plan. This plan provides a supplemental pension benefit for certain Company officers.

•	OSERP is the Officers Supplemental Executive Retirement Program. This plan provides a supplemental pension benefit for certain Company officers.

•	OSERP II is the Officers Supplemental Executive Retirement Program II. This plan provides a pension benefit for certain Company officers.

•	Pension Plan is the Northrop Grumman Pension Plan. This is a tax qualified pension plan covering a broad base of Company employees.

•	S&MS Pension Plan is the Northrop Grumman Space & Mission Systems Salaried Pension Plan (former TRW plan). This is a tax qualified pension plan covering a broad base of Company employees.

•	SRIP is the Northrop Grumman Supplementary Retirement Income Plan (former TRW plan). This plan makes participants whole for benefits they lose under the S&MS Pension Plan due to certain Internal Revenue Code limits.

 Pension Plan and S&MS Pension Plan (Tax Qualified Plans)

Due to acquisitions, the Company acquired various pension plans with different types of pension formulas (Heritage Formulas). These are described in detail in the Heritage Formulas table that follows. Prior to 2005, the Company transitioned the various Heritage Formulas in these plans to a Cash Balance Formula. The Cash Balance Formula is a percentage of pay credited to a hypothetical account, which grows with interest. At retirement, the Cash Balance Account is converted to a monthly pension benefit (further information is included in the Cash Balance Formula section below). Except as provided below, the final benefit from each plan is the sum of the two formulas: the Heritage Formula benefit plus the Cash Balance Formula benefit.

The following explains the formulas applicable to each NEO:

•	Mr. Bush and Mr. Pamiljans receive a benefit under a Heritage Formula and a Cash Balance Formula in the Northrop Grumman Retirement Plan, a subplan of the Pension Plan (NGR Subplan).

•	Mr. Bush receives a frozen benefit under a Heritage Formula in the S&MS Pension Plan due to his TRW-related service. He ceased to be eligible for future service growth under this plan and the SRIP when he began participating in the NGR Subplan.

•	Ms. Flach receives a benefit under a Heritage Formula and a Cash Balance Formula in the Northrop Grumman Electronic Systems Pension Plan, a subplan of the Pension Plan (ES Subplan).

NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT | 57

COMPENSATION TABLES | PENSION BENEFITS

 Heritage Formulas

The following table summarizes the key features of the Heritage Formulas applicable to the eligible NEOs.

Feature	NGR Subplan	ES Subplan	S&MS Pension Plan
Benefit Formula	Final Average Pay x 1.6667% times Pre-July 1, 2003 service	Eligible Pay since 1995 x 2% plus the prior Westinghouse Pension Plan benefit	(Final Average Pay x 1.5% minus Covered Compensation x 0.4%) times Pre- January 1, 2005 service
Final Average Pay (1)	Average of highest 3 years of Eligible Pay	Not applicable	Average of the highest 5 consecutive years of Eligible Pay; Covered Compensation is specified by the IRS
Eligible Pay (limited by Internal Revenue Code section 401(a)(17))	Salary plus bonus	Salary plus bonus (50% of bonus through 2001)	Salary plus bonus
Normal Retirement	Age 65	Age 65	Age 65
Early Retirement	Age 55 with 10 years of service	Age 58 with 30 years of service or age 60 with 10 years of service	Age 55 with 10 years of service
Early Retirement Reduction (for retirements occurring between Early Retirement and Normal Retirement)	Benefits are reduced for commencement prior to the earlier of age 65 and 85 points (age + service)	Benefits are reduced for commencement prior to age 60	Benefits are reduced for commencement prior to age 60

(1) Final average pay was frozen for the NGR Subplan and the S&MS Pension Plan as of December 31, 2014.

 Cash Balance Formula

The Cash Balance Formula is a hypothetical account balance consisting of pay credits plus interest. It has the following features:

•	Pay credits are a percentage of pay that vary based on an employee’s “points” (age plus service). The range of percentages applicable to the NEOs on December 31, 2017 was 5.5% – 9.0%.

•	Interest is credited at the 30-year U.S. Treasury bond rate. The December 31, 2017 interest credit rate was 2.80%.

•	Eligible pay is salary plus bonus, as limited by Internal Revenue Code section 401(a)(17).

•	Eligibility for early retirement occurs at age 55 with 10 years of service. Benefits may be reduced if commenced prior to Normal Retirement Age (65).

 ERISA 2 and SRIP (Nonqualified Restoration Plans)

ERISA 2 and SRIP are nonqualified plans that restore benefits provided for under the Pension Plan and S&MS Pension Plan, respectively, but for the limits on eligible pay imposed by Internal Revenue Code section 401(a)(17) and the overall benefit limitation of Internal Revenue Code section 415. Benefits and features in these restoration plans otherwise are generally the same as described above for the underlying tax qualified plan.

58 | NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

COMPENSATION TABLES | PENSION BENEFITS

 OSERP, OSERP II and ESEPP (Nonqualified Supplemental Executive Retirement Plans)

These plans provide supplemental pension benefits. They were closed to new hires in 2009. In addition, final average pay and associated service under these plans were frozen as of December 31, 2014.

The following chart highlights the key features of these plans applicable to eligible NEOs.

Feature	OSERP and OSERP II (1)	ESEPP
Benefit Formula	Final Average Pay times 2% for each year of service up to 10 years, 1.5% for each subsequent year up to 20 years, and 1% for each additional year over 20 and less than 45	Final Average Pay times 1.47% for each year that the NEO made maximum contributions to the ES Subplan
Final Average Pay	Average of highest 3 years of Eligible Pay	Average of highest 5 years of Eligible Pay
Eligible Pay	Salary and bonus (including amounts above Internal Revenue Code limits and amounts deferred)	Salary and bonus averaged separately (including amounts above Internal Revenue Code limits and amounts deferred)
Normal Retirement	Age 65	Age 65
Early Retirement	Age 55 with 10 years of service	Age 58 with 30 years of service or Age 60 with 10 years of service
Early Retirement Reduction	Benefits are reduced for commencement prior to the earlier of age 65 or 85 points (age + service)	Benefits are reduced for commencement prior to age 60
Reductions From Other Plans	Reduced by any other Company pension benefits	Reduced by ES Subplan and ERISA 2 benefits

(1)	Ms. Warden participates in OSERP II, which mirrors the benefits provided under the Cash Balance Formula, ERISA 2 and OSERP provisions described above.

 Information on Executives Eligible for Early Retirement

The following NEOs were eligible for early retirement as of December 31, 2017:

•	If Mr. Bush had retired on December 31, 2017, he would have been eligible to receive an estimated total annual pension benefit of $2,408,678 (commencing January 1, 2018) plus a supplemental benefit payable from retirement to age 62 of $5,437.

•	Ms. Flach retired on December 31, 2017. Her total annual pension benefit is $790,646 (based on a commencement date of January 1, 2018) plus a supplemental benefit payable from retirement to age 62 of $3,152.

•	If Mr. Pamiljans had retired on December 31, 2017, he would have been eligible to receive an estimated total annual pension benefit of $335,297 (commencing January 1, 2018).

NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT | 59

COMPENSATION TABLES | NONQUALIFIED DEFERRED COMPENSATION TABLE

 2017 Nonqualified Deferred Compensation

Name	Plan Name	Executive Contributions in Last FY (1) ($)	Registrant Contributions in Last FY (2) ($)	Aggregate Earnings in Last FY (3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE (4) ($)
Wesley G. Bush	Deferred Compensation	—	—	456,102	—	3,116,783
	Savings Excess	454,798	227,399	1,347,609	—	10,556,370
	ORAC	—	238,199	76,026	—	726,221
Kenneth L. Bedingfield	Savings Excess	140,175	140,176	112,895	—	989,068
	ORAC	—	80,888	39,528	—	335,650
Gloria A. Flach	Deferred Compensation	—	—	22,855	—	996,143
	Savings Excess	144,729	73,131	22,121	—	1,034,369
	ORAC	—	83,165	4,891	—	237,983
Janis G. Pamiljans	Deferred Compensation	—	—	119,983	—	954,370
	Savings Excess	—	—	347,240	—	1,883,791
	ORAC	—	44,962	12,933	—	119,517
Kathy J. Warden	Savings Excess	144,729	72,365	187,589	—	1,272,491
	ORAC	—	83,165	38,372	—	261,646

(1)	NEO contributions in this column are also included in the 2017 Summary Compensation Table on page 49, under the columns entitled “Salary” and “Non-Equity Incentive Plan Compensation.”

(2)	Company contributions in this column are included in the 2017 Summary Compensation Table, under the column entitled “All Other Compensation.”

(3)	Aggregate earnings in the last fiscal year are not included in the 2017 Summary Compensation Table because they are not above market or preferential.

(4)	NEO and Company contributions in this column may include balances for merged plans. Employee contributions by Mr. Bush, Mr. Bedingfield, Ms. Flach and Ms. Warden for the years ended December 31, 2017, 2016 and 2015, collectively, previously reported as compensation in the Summary Compensation tables, were as follows:

Name	Employee Contributions ($)
Mr. Bush	1,194,346
Mr. Bedingfield	308,304
Ms. Flach	261,778
Ms. Warden	363,015

Employee contributions by Mr. Pamiljans for the year ended December 31, 2017 are presented in the table above. Because Mr. Pamiljans was not an NEO for the years ended December 31, 2016 and 2015, employee contribution data for these years is not presented.

 Deferred Compensation Plans and Descriptions

The deferred compensation plans in which the NEOs participate are listed below:

•	Deferred Compensation Plan is the Northrop Grumman Deferred Compensation Plan. In 2010, this plan was closed to new hires and existing participants ceased to be able to make contributions. Before 2011, eligible executives were allowed to defer a portion of their salary and bonus. No Company contributions were made to the plan.

•	Officers Retirement Account Contribution Plan (ORAC) is the Northrop Grumman Officers Retirement Account Contribution Plan. This plan allows eligible executives, including NEOs, to receive a Company contribution of 4% of base salary and bonus.

•	Savings Excess Plan (SEP) is the Northrop Grumman Savings Excess Plan. This plan allows eligible employees, including the NEOs, to (i) defer up to 50% of their salary and bonus beyond the compensation limits of the tax qualified plans and receive a Company matching contribution of up to 4% on a maximum of 8% of pay and (ii) receive RAC contributions beyond the compensation limits in the qualified plans.

60 | NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

CEO PAY RATIO

 2017 CEO Pay Ratio

Consistent with Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K (the pay ratio rule), we are providing the following information about the relationship of the annual total compensation of employees and the annual total compensation of our Chief Executive Officer (CEO), Mr. Bush. We believe the pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

We determined that as of October 31, 2017, the company’s global employee population, applying the definition of employee under the pay ratio rule, consisted of 73,822 individuals. We selected October 31, 2017 to allow sufficient time to identify the median employee given the global scope of our operations. While the population is primarily comprised of U.S. based employees (92%), we scoped in individuals employed in countries such as the United Kingdom, Germany and Australia, as they represent a significant portion of our international population. As permitted under the pay ratio rule, we excluded the other individuals employed outside of the U.S. from the employee population. The number of excluded individuals totaled approximately 2,983 (~4% of the population) and were located in the following countries:

Countries (1)	Approximate Number of Excluded Individuals
Belgium	102
Canada	15
Denmark	15
France	425
Italy	243
Japan	54
South Korea	81
Netherlands	62
Norway	6
Saudi Arabia	1,889
Singapore	22
Spain	1
Switzerland	4
United Arab Emirates	64
Total	2,983

(1)	The approximate number of excluded individuals in Saudi Arabia consists largely of individuals employed by a joint venture in which the Company holds a 51% ownership interest.

After taking into account the exclusions above, our employee population consisted of 70,839 individuals. To identify the median employee, we used wages comprised of base and overtime pay for the 10-month period ending October 31, 2017. We believe this measure provides a reasonably obtainable and well reflective component of compensation from which to identify the median employee.

After identifying the median employee, we calculated the median employee’s annual total compensation in the same manner as the CEO’s annual total compensation was calculated in the Summary Compensation Table on page 49. The median employee’s annual total compensation was $101,872, which includes other forms of compensation including financial and wellness benefits. The CEO’s annual total compensation was $18,869,057, as reported in the “Total” column of the Summary Compensation Table. Based on this information, for 2017 the ratio of the annual total compensation of the CEO to the annual total compensation of the median employee was 185 : 1.

NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT | 61

TERMINATION PAYMENTS AND BENEFITS

 Terms of Equity Awards

The terms of equity awards granted to the NEOs under the 2011 Plan provide for accelerated vesting if an NEO’s employment terminates for certain reasons.

Generally for RPSRs, vesting of a prorated portion of each award occurs from termination due to early retirement, death or disability, and full vesting occurs upon normal retirement (mandatory at age 65), all subject to the Compensation Committee’s approval of the earnout percentage based on the RPSR performance metrics for the three-year performance period.

Generally for RSRs, vesting of a prorated portion of each award occurs from termination due to early retirement, and full vesting occurs upon normal retirement (mandatory at age 65), death or disability.

 Possible Accelerated Equity Vesting Due to Change in Control

The terms of equity awards to the NEOs under the 2011 Plan provide for possible accelerated vesting of RSRs and RPSRs when the Company is involved in certain types of change in control events, which are more fully described in the 2011 Plan (e.g., certain business combinations after which the Company is not the surviving entity and the surviving entity does not assume the awards). Possible acceleration would occur with respect to RSRs and RPSRs in certain change in control events that result in a termination of the NEO (other than for cause) within the specified period (double trigger). The acceleration of awards requires this double trigger, unless an acquiring company fails to assume the awards. The award terms provide that acceleration will not occur to the extent that it would result in an excise tax that decreases the after-tax value of the awards to an NEO.

In cases where acceleration would occur under these limited change in control provisions, distributions for RPSRs and RSRs would be in full.

The table below provides the estimated value of accelerated equity vesting if such a change in control had occurred on December 31, 2017. The estimated value is computed by multiplying unvested shares as of December 31, 2017 by the closing market price of the Company’s common stock on December 29, 2017, the last trading day of the year ($306.91). For RPSRs, Company performance is assumed to be at target levels through the close of each three-year performance period.

	RSRs	RPSRs
Name	Acceleration of Vesting ($)	Acceleration of Vesting ($)	Total ($)
Wesley G. Bush	14,111,415	20,507,726	34,619,141
Kenneth L. Bedingfield	4,502,677	6,386,490	10,889,167
Gloria A. Flach	5,138,901	7,177,397	12,316,298
Janis G. Pamiljans	2,425,510	3,431,560	5,857,070
Kathy J. Warden	4,967,645	7,177,398	12,145,043

 Termination Payments and Benefits

The following table provides estimated payments and benefits that the Company would have provided to each NEO if his or her employment had terminated on December 31, 2017 for the reasons set forth in the table below. The Company stock price is assumed to be $306.91, the closing market price on December 29, 2017, the last trading day of the year. These payments and benefits are payable based on:

•	the Severance Plan;

•	the 2011 Plan and the terms and conditions of equity awards made pursuant to the plan; and

•	the SORMP (Retiree Medical and Life Insurance).

Due to the many factors that affect the nature and amount of any benefits provided upon termination events, actual amounts paid or distributed to NEOs may be different from the values shown in the table. Factors that may affect these amounts include timing during the year of the occurrence of the event, our stock price and the NEO’s age. The amounts described below are in addition to an NEO’s benefits described in the Pension Benefits and Nonqualified Deferred Compensation Tables on pages 56 and 60, respectively, as well as benefits generally available to our employees such as distributions under our savings plan, disability or life insurance benefits and accrued vacation.

62 | NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

TERMINATION PAYMENTS AND BENEFITS | TERMINATION PAYMENT TABLE

Termination Payment Table

Potential Termination Payments

Name	Executive Benefits	Voluntary Termination ($)	Involuntary Termination Not For Cause (1) ($)	Post-CIC Involuntary or Good Reason Termination (2) ($)	Death or Disability ($)
Wesley G. Bush	Long-term Incentives (3)	19,753,035	19,753,035	34,619,141	24,665,743
	Retiree Medical and Life Insurance (4)	1,889,724	1,889,724	1,889,724	1,889,724
Kenneth L. Bedingfield	Long-term Incentives (3)	—	—	10,889,167	7,746,715
	Severance Benefits (5)
	Cash Severance	—	2,385,000	—	—
	Medical/Dental Continuation	—	8,104	—	—
	Financial Planning/Income Tax	—	15,000	—	—
	Outplacement Services	—	119,250	—	—
Gloria A. Flach (6)	Long-term Incentives (3)	7,103,739	7,103,739	12,316,298	8,832,563
	Severance Benefits (5)
	Cash Severance	—	2,430,000	—	—
	Medical/Dental Continuation	—	5,668	—	—
	Financial Planning/Income Tax	—	15,000	—	—
	Outplacement Services	—	121,500	—	—
Janis G. Pamiljans	Long-term Incentives (3)	1,500,483	1,500,483	5,857,070	3,569,056
	Severance Benefits (5)
	Cash Severance	—	2,430,000	—	—
	Medical/Dental Continuation	—	14,988	—	—
	Financial Planning/Income Tax	—	15,000	—	—
	Outplacement Services	—	121,500	—	—
Kathy J. Warden	Long-term Incentives (3)	—	—	12,145,043	8,661,307
	Severance Benefits (5)
	Cash Severance	—	2,430,000	—	—
	Medical/Dental Continuation	—	3,625	—	—
	Financial Planning/Income Tax	—	15,000	—	—
	Outplacement Services	—	121,500	—	—

(1)	Similar treatment provided for certain “good reason” terminations, as described in “Key Components of Our Programs - Severance Benefits” found on page 45; however, there would be no termination payment in the event of an involuntary termination for cause.

(2)	The amounts assume full acceleration, which, as discussed above, may not occur to the extent that it would result in an excise tax that decreases the after-tax value of the awards to an NEO.

(3)	Long-term Incentives include grants of RPSRs and RSRs. Results in a benefit under Voluntary Termination only if eligible for retirement treatment under the terms and conditions of the grants.

(4)	Represents SORMP benefits outlined in “Key Components of Our Programs - Retiree Medical Arrangement.” Mr. Bush is the only NEO eligible for benefits under this plan due to his date of hire and years of service as an executive. Retiree medical values for Mr. Bush reflect cost associated with disability. If termination results from death, the retiree medical insurance expense would be less than the disability amount indicated.

(5)	Represents the following benefits under the Severance Plan, assuming a termination date of December 31, 2017: (i) cash severance equivalent to one and a half times the sum of the annual base salary and target annual bonus, (ii) continued medical/dental coverage for the severance period, (iii) financial planning/income tax preparation fees for the year following termination and (iv) outplacement services up to 15% of salary.

Mr. Bush does not receive severance benefits as he is not eligible to participate in a Northrop Grumman severance plan.

(6)	Ms. Flach retired on December 31, 2017 and is eligible for prorated payout of her outstanding grants based on the number of days in the applicable vesting period that Ms. Flach was employed with the Company. For further detail, refer to the Outstanding Equity Awards Table on page 54.

NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT | 63

PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee believes that the appointment of Deloitte & Touche LLP (Deloitte) is in the best interests of the Company and its shareholders, and proposes and recommends that the shareholders ratify the Audit Committee’s appointment of Deloitte as our independent auditor for 2018. Deloitte served as our independent auditor for 2017, and Deloitte or its predecessors have served as the independent auditor for the Company (including certain of its predecessor companies) since 1975. The Audit Committee is responsible for the appointment, compensation, retention, oversight, evaluation and termination, if necessary, of our independent auditor. The Audit Committee is responsible for reviewing and pre-approving audit and non-audit services and related fees for the independent auditor. In addition, the Audit Committee, at least annually, reviews and evaluates with management and our internal auditors Deloitte’s performance and periodically considers whether to change the independent auditor. The Audit Committee also reviews the performance of Deloitte’s lead audit partner, and the Audit Committee and its Chairperson oversee the rotation of Deloitte’s lead audit partner and are involved in the selection of the lead audit partner.

Although ratification is not required by our Bylaws or otherwise, the Audit Committee is submitting the selection of Deloitte to shareholders as a matter of good corporate governance. If the shareholders fail to ratify the appointment of Deloitte, the Audit Committee will consider this in its selection of auditor for the following year. A representative from Deloitte will attend the Annual Meeting and will have the opportunity to make a statement and respond to appropriate questions.

 Audit Fees and All Other Fees

The following table summarizes aggregate fees billed for the years ended December 31, 2017 and 2016 by Deloitte, the member firms of Deloitte Touche Tohmatsu Limited and their respective affiliates:

	2017	2016
Audit Fees (a)	$15,110,000	$15,253,000
Audit-Related Fees (b)	803,000	803,000
Tax-Related Fees (c)	637,000	377,000
All Other Fees	—	—
Total Fees	$16,550,000	$16,433,000

(a)	Audit fees for 2017 and 2016 reflect fees of $12,900,000 in each year for the consolidated financial statement audits and include the audit of internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002. Audit fees for 2017 and 2016 also include $1,544,000 and $1,576,000, respectively, for foreign statutory audits. Fees for foreign statutory audits are reported in the year in which the audits are performed. For example, foreign statutory audit fees reported in 2017 relate to audits of the Company’s foreign entities for the fiscal year ended 2016. The remaining 2017 audit fees primarily relate to audit services associated with the Company’s evaluation of the adoption of Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers, and procedures and consultations related to the Company’s Form 8-K filings in connection with its debt issuance in October 2017.

(b)	Audit-related fees reflect fees for services that are reasonably related to the performance of the audit or review of the Company’s financial statements, including fees related to independent assessment of controls concerning outsourcing activities. Audit-related fees exclude fees that totaled $1,423,000 and $1,370,000 for 2017 and 2016, respectively, related to benefit plan audits which are paid for by the plans.

(c)	Tax-related fees during 2017 and 2016 reflect fees of $637,000 and $377,000, respectively, for services concerning foreign income tax compliance, foreign Value Added Tax compliance and other tax matters.

 Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

It is the Audit Committee’s policy to pre-approve all audit and permitted non-audit services provided by our independent auditor in order to provide reasonable assurance that the provision of these services does not impair the auditor’s independence. Pre-approval may be given at any time. The Audit Committee has delegated pre-approval authority for any individual project up to $100,000 to the Chairperson of the Audit Committee.

The decisions of the Chairperson to pre-approve a permitted service are reported to the Audit Committee at its next meeting. The independent auditor is required to periodically report to the full Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval policy, as well as the fees for the services performed to date.

64 | NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee approved all audit and non-audit services provided by Deloitte, the member firms of Deloitte Touche Tohmatsu Limited and their respective affiliates during 2017 and 2016, in each case before being engaged to provide those services.

Vote Required

Approval of this proposal requires that the votes cast “for” the proposal exceed the votes cast “against” the proposal. Abstentions and broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL THREE.

NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT | 65

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities over the Company’s accounting, auditing and financial reporting processes and financial risk assessment and management process, and for monitoring compliance with certain regulatory and compliance matters. The Audit Committee’s written charter describes the Audit Committee’s responsibilities and has been approved by the Board of Directors.

Management is responsible for preparing the Company’s financial statements and for the financial reporting process, including evaluating the effectiveness of the Company’s disclosure controls and procedures and internal control over financial reporting.

Deloitte & Touche LLP (Deloitte), the Company’s independent auditor, is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of the financial statements with accounting principles generally accepted in the United States of America, and on the effectiveness of the Company’s internal control over financial reporting.

In connection with the preparation of the Company’s financial statements as of and for the year ended December 31, 2017, the Audit Committee reviewed and discussed the audited financial statements with the Company’s Chief Executive Officer, Chief Financial Officer and Deloitte. The Audit Committee also discussed with Deloitte the communications required under applicable professional auditing standards and regulations, including the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (PCAOB) and, with and without management present, discussed and reviewed the results of Deloitte’s examination of the financial statements. Additionally, the Audit Committee discussed with the Company’s internal auditors the results of their audits completed during 2017.

The Audit Committee received the written disclosures and the letter from Deloitte required by the applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with Deloitte that firm’s independence from the Company.

Based on the Audit Committee’s review and discussions described in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2017 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC. The Audit Committee also reappointed Deloitte to serve as the Company’s independent auditor for 2018, and requested that this appointment be submitted to shareholders for ratification at the Annual Meeting.

AUDIT COMMITTEE

WILLIAM H. HERNANDEZ, CHAIRPERSON

MARIANNE C. BROWN

VICTOR H. FAZIO

ANN M. FUDGE

MADELEINE A. KLEINER

JAMES S. TURLEY

MARK A. WELSH III

66 | NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

PROPOSAL FOUR: SHAREHOLDER PROPOSAL

Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, a beneficial owner of 50 shares of common stock of the Company, the proponent of a shareholder proposal, has stated that he intends to present a proposal at the Annual Meeting. The proposal and supporting statement, for which the Board of Directors accepts no responsibility, is set forth below. The Board of Directors opposes the shareholder proposal for the reasons stated below.

 Proposal Four: Special Shareholder Meeting Improvement

Resolved, Shareowners ask our board to take the steps necessary (unilaterally if possible) to amend our bylaws and each appropriate governing document to give holders in the aggregate of 10% of our outstanding common stock the power to call a special shareowner meeting. This proposal does not impact our board’s current power to call a special meeting.

Scores of Fortune 500 companies allow a more reasonable 10% of shares to call a special meeting compared to Northrop Grumman (NOC). Northrop shareholders do not have the full right to call a special meeting that is available under Delaware law.

Special meetings allow shareowners to vote on important matters, such as electing new directors that can arise between annual meetings. This proposal topic won more than 70%-support at Edwards Lifesciences and SunEdison in 2013.

A full right for shareholders to call a special meeting could give shareholders greater standing to improve the makeup of our board of directors after the 2018 annual meeting. For instance, Donald Felsinger, a former CEO is now our Lead Director. The Lead Director position has additional oversight of our CEO compared to other directors. For Wesley Bush, CEO, this is somewhat like answering to a Lead Director who is a member of the same CEO club - not in the best interest of shareholders. Plus one could argue that Mr. Felsinger believed CEOs should be paid lavishly when he was a CEO.

Victor Fazio, a lobbyist, with 17-years long-tenure, was on our Audit Committee. Long-tenure can impair the independence of a director. Independence is an all-important qualification for a member of our Audit Committee.

We had a retired Admiral and retired General on our board. Thus serious consideration should be given to avoiding a 3rd director from primarily a military background. If we had 3 such directors they could become a powerful faction on the board that could tend to vote in lockstep. This may not be good for board diversity – having 3 directors who could speak with one voice.

Please vote to increase management accountability to shareholders:

Special Shareholder Meeting Improvement - Proposal 4

 Board of Directors’ Statement in Opposition to Proposal Four

The Board of Directors unanimously recommends that shareholders vote against this Proposal Four. Almost eight years ago, after thoughtful deliberation with the benefit of significant input from shareholders, the Board of Directors recommended, and shareholders overwhelmingly approved, amendments to the Company’s Certificate of Incorporation and Bylaws to adopt robust and well-balanced special meeting provisions. Those provisions give shareholders holding 25% or more of the Company’s outstanding shares of common stock the right to call special meetings, provided certain limited requirements are met. This Proposal Four - which recommends an alternative threshold of 10% of outstanding shares to call a special meeting - is unnecessary and ill-advised.

In framing the special meeting provisions, the Board sought and was guided by extensive input from our shareholders and other stakeholders. The Board was mindful that our shareholders both expressed support for special meeting provisions generally and cautioned that the framework should be balanced and ensure adequate protections for all shareholders. The Board believes the Company’s current provisions accomplish those goals. The Company’s current 25% threshold is also among the more common thresholds for large public companies who offer shareholders the right to call special meetings, and the overall approach remains consistent with the special meeting provisions adopted by other Fortune 500 companies.

The Board continues to believe that our special meeting provisions - including specifically the 25% ownership threshold - remain well aligned with our shareholders’ perspectives, best practices and the Company’s best interests. The Board believes they balance and promote the interests of all our shareholders, particularly in the context of our broader governance construct. For example, because our shareholders have the right to propose business for consideration at our annual meeting of shareholders, the Board believes that special meetings should be called only to consider extraordinary events that are of interest to a broad base of our shareholders; specifically, such as when strategic, significant transactional or similar considerations dictate that a matter be addressed on an expeditious basis and cannot be delayed until the next annual meeting of shareholders. The proponent’s shareholder Proposal Four, if adopted, could result in a small minority of shareholders, potentially with narrow, short-term interests, calling a special meeting to

NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT | 67

PROPOSAL FOUR: SHAREHOLDER PROPOSAL

pursue matters that have little likelihood of success and that as much as 90% of shareholders may not view as requiring immediate attention, without regard to how the costs and other burdens might impact the Company’s future success or the interests of the vast majority of shareholders.    Not surprisingly, since the special meeting provision was adopted in 2010, we have received very positive feedback from our shareholders in discussions regarding our approach. In that feedback, we have heard no input suggesting the threshold should be reduced to 10%, or that it presents a barrier for shareholders to bring matters of concern to the Company’s attention.

For every special meeting, we must incur significant expenses, including legal, printing and mailing expenses, as well as other costs normally associated with holding a shareholders meeting. Moreover, organizing and preparing for a special meeting involves significant time and attention from our directors, officers and other employees, thus diverting attention away from their focus on meeting our business objectives and enhancing shareholder value. Recognizing the substantial administrative and financial burdens that a special meeting imposes on the Company and its shareholders, the Board believes that the Company’s existing 25% threshold strikes the appropriate balance between allowing shareholders to vote on important matters that arise between annual meetings and protecting against the risk that a small group of shareholders call a meeting that serves only a narrow agenda not favored by the majority of shareholders. The proponent’s shareholder Proposal Four to lower the threshold to call a special meeting to 10% would serve only to undermine the balance our Board sought to preserve.

As we continue to engage with our shareholders, we remain confident that our special meeting provisions, including the 25% ownership threshold, are consistent with industry practices, provide our shareholders with a meaningful and appropriate right to call special meetings, and balance the need to protect the interests of all of our shareholders. The Board believes that adoption of shareholder Proposal Four – and a threshold of 10% – is not only unnecessary, but contrary to the best interests of the Company and our shareholders.

Vote Required

Approval of this proposal requires that the votes cast “for” the proposal exceed the votes cast “against” the proposal. Abstentions and broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” PROPOSAL FOUR.

68 | NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

 Why did I receive a “Notice of Internet Availability of Proxy Materials” but not a full set of proxy materials?

We distribute our proxy materials to shareholders via the internet under the “Notice and Access” approach permitted by the rules of the SEC. This approach reduces the environmental impact of the Annual Meeting and our distribution costs, while providing a timely and convenient method of accessing the proxy materials and voting. On March 30, 2018, we mailed a “Notice of Internet Availability of Proxy Materials” to participating shareholders, containing instructions on how to access the proxy materials on the internet.

 Who is entitled to vote at the Annual Meeting?

You may vote your shares of our common stock if you owned your shares as of the close of business on March 20, 2018 (Record Date). As of the Record Date, there were 174,383,808 shares of our common stock outstanding. You may cast one vote for each share of common stock you hold as of the Record Date on all matters presented.

 How many votes must be present to hold the Annual Meeting?

The presence in person or by proxy of the holders of a majority of the shares entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Persons returning executed proxy cards will be counted as present for purposes of establishing a quorum even if they abstain from voting on any or all proposals. Shares held by brokers who vote such shares on any proposal and broker non-votes will be counted as present for purposes of establishing a quorum.

 How can I receive a paper copy of the proxy materials?

Instead of mailing a printed copy of this Proxy Statement and accompanying materials to each shareholder of record, we have elected to provide a Notice of Internet Availability of Proxy Materials (Notice) as permitted by the rules of the SEC. The Notice instructs you as to how you may access and review all of the proxy materials and how you may provide your proxy. If you would like to receive a printed or electronic copy of this Proxy Statement and accompanying materials, you must follow the instructions for requesting such materials included in the Notice.

 What am I being asked to vote on and what are the Board of Directors’ recommendations?

The following table lists the proposals scheduled to be voted on, the vote required for approval of each proposal and the effect of abstentions and broker non-votes:

Proposal	Board Recommendation	Vote Required	Abstentions	Broker Non-Votes	Unmarked Proxy Cards
Election of Directors (Proposal One)	FOR	Majority of votes cast	No effect	No effect	Voted “FOR”
Advisory Vote on Compensation of Named Executive Officers (Proposal Two)	FOR	Majority of votes cast	No effect	No effect	Voted “FOR”
Ratification of Appointment of Independent Auditor (Proposal Three)	FOR	Majority of votes cast	No effect	No effect	Voted “FOR”
Shareholder Proposal to Modify Ownership Threshold for Shareholders to Call a Special Meeting (Proposal Four)	AGAINST	Majority of votes cast	No effect	No effect	Voted “AGAINST”

 What is a broker non-vote?

Brokers who hold shares of common stock for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the stock exchanges or other organizations of which they are members. Members of the New York Stock Exchange (NYSE) are permitted to vote their clients’ proxies in their own discretion on certain matters if the clients

NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT | 69

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

have not furnished voting instructions within ten days of the meeting. However, NYSE Rule 452 defines various matters as “non-routine,” and brokers who have not received instructions from their clients do not have discretion to vote their client’s shares on such “non-routine” matters, resulting in a “broker non-vote.”

If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares, without instructions from you, on the ratification of the appointment of Deloitte & Touche LLP as independent auditor. However, your broker does not have discretionary authority to vote your shares, without instructions from you, on the election of directors, the advisory vote to approve the compensation of our NEOs or the shareholder proposal, in which case a broker non-vote will occur and your shares will not be voted on these matters.

 How do I vote my shares?

If you hold shares as a record holder, you may vote by proxy prior to the Annual Meeting, as discussed below, or you may vote in person at the Annual Meeting. Shares represented by a properly executed proxy will be voted at the Annual Meeting in accordance with the shareholder’s instructions. If no instructions are given, the shares will be voted according to the recommendations of the Board. Registered shareholders and plan participants may go to www.envisionreports.com/noc to view this Proxy Statement and the Annual Report.

By Internet	Registered shareholders and plan participants may vote on the internet, as well as view the documents, by logging on to www.envisionreports.com/noc and following the instructions given.

By Telephone	Registered shareholders and plan participants may grant a proxy by calling 800-652-VOTE (800-652-8683) (toll-free) with a touch-tone telephone and following the recorded instructions.

By QR Code	Registered shareholders and plan participants may vote by scanning the QR code on their proxy card or notice with their mobile device.

By Mail	Registered shareholders and plan participants must request a paper copy of the proxy materials to receive a proxy card and may vote by marking the voting instructions on the proxy card and following the instructions given for mailing. A paper copy of the proxy materials may be obtained by logging on to www.envisionreports.com/noc and following the instructions given.

If any other matters are properly brought before the Annual Meeting, the proxy card gives discretionary authority to the proxyholders named on the card to vote the shares in their best judgment. A shareholder who executes a proxy may revoke it at any time before its exercise by delivering a written notice of revocation to the Corporate Secretary or by delivering a valid, later-dated proxy, or a later-dated vote by telephone or on the internet, in a timely manner. In addition, a shareholder attending the Annual Meeting in person may revoke the proxy by giving notice of revocation to the inspector of election at the meeting or by voting by ballot at the meeting.

 How do I vote my shares if they are held by a bank, broker or other agent?

Persons who own stock beneficially through a bank, broker or other agent may not vote directly and will need to instruct the record owner to vote their shares using the procedure identified by the bank, broker or other agent. Beneficial owners who hold our common stock in “street name” through a broker receive voting instruction forms from their broker. Most beneficial owners will be able to provide voting instructions by telephone or on the internet by following the instructions on the form they receive from their broker. Beneficial owners may view this Proxy Statement and the Annual Report on the internet by logging on to www.edocumentview.com/noc. A person who beneficially owns shares of our common stock through a bank, broker or other agent can vote his or her shares in person at the Annual Meeting only if he or she obtains from the bank, broker or other nominee a proxy, often referred to as a “legal proxy,” to vote those shares, and presents the proxy to the inspector of election at the meeting together with his or her ballot.

70 | NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Beneficial owners who hold shares in “street name” may revoke a proxy or change a vote by submitting a new, later-dated voting instruction form, contacting the bank, broker or other agent or by voting in person at the Annual Meeting by obtaining a legal proxy as described above.

 How do I vote my shares held under a Northrop Grumman savings plan?

If shares are held on an individual’s behalf under any of our savings plans, the proxy will serve to provide confidential instructions to the plan Trustee or Voting Manager who then votes the participant’s shares in accordance with the individual’s instructions. For those participants who do not vote their plan shares, the applicable Trustee or Voting Manager will vote their plan shares in the same proportion as shares held under the plan for which voting directions have been received, unless the Employee Retirement Income Security Act requires a different procedure.

Voting instructions from savings plan participants must be received by the applicable plan Trustee or Voting Manager by 11:59 p.m. Eastern Daylight Time on May 13, 2018 in order to be used by the plan Trustee or Voting Manager to determine the votes cast with respect to plan shares.

NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT | 71

MISCELLANEOUS

 Voting on Other Matters

We are not aware of any other business to be transacted at the Annual Meeting. Our Bylaws outline procedures, including minimum notice provisions, for shareholder nominations of directors and submission of other shareholder business to be transacted at the Annual Meeting. A copy of the pertinent Bylaw provisions is available on request to the Corporate Secretary, Northrop Grumman Corporation, 2980 Fairview Park Drive, Falls Church, Virginia 22042. Our Bylaws are also available in the Investor Relations section of our website at www.northropgrumman.com. If any other business properly comes before the Annual Meeting, the shares represented by proxies will be voted in accordance with the judgment of the persons authorized to vote them.

 Shareholder Proposals for the 2019 Annual Meeting

Any shareholder who intends to present a proposal at the 2019 Annual Meeting must deliver the proposal to the Corporate Secretary at Northrop Grumman Corporation, 2980 Fairview Park Drive, Falls Church, Virginia 22042:

•	not later than November 30, 2018, if the proposal is submitted for inclusion in the Company’s proxy materials for that meeting pursuant to Rule 14a-8 under the Exchange Act; and

•	not earlier than November 30, 2018 and not later than December 30, 2018, if the proposal is submitted pursuant to the Bylaws, but not pursuant to Rule 14a-8, in which case we are not required to include the proposal in our proxy materials. If the 2019 Annual Meeting is convened more than 30 days prior to or delayed by more than 30 days after the one-year anniversary of the Annual Meeting, our Bylaws provide different notice requirements.

Any shareholder who wishes to introduce a proposal should review our Bylaws and applicable proxy rules of the SEC.

 Shareholder Nominations for Director Election at the 2019 Annual Meeting

Any shareholder who intends to nominate a person for election as a director at the 2019 Annual Meeting must deliver a notice of such nomination (along with certain other information required by our Bylaws) to the Corporate Secretary at Northrop Grumman Corporation, 2980 Fairview Park Drive, Falls Church, Virginia 22042:

•	not earlier than October 31, 2018 and not later than November 30, 2018, if the nomination is submitted for inclusion in the Company’s proxy materials for that meeting pursuant to the Company’s proxy access provision, as set forth in our Bylaws, which nomination and supporting materials must comply with the requirements in our Bylaws; and

•	not earlier than November 30, 2018 and not later than December 30, 2018, if the nomination is submitted pursuant to the Bylaws, but not pursuant to our proxy access provision, in which case we are not required to include the nomination in our proxy materials. If the 2019 Annual Meeting is convened more than 30 days prior to or delayed by more than 30 days after the one-year anniversary of the Annual Meeting, our Bylaws provide different notice requirements.

Any shareholder who wishes to nominate a person for election as a director should review our Bylaws.

 Householding Information

Some banks, brokers and other nominee record holders may be participating in the practice of “householding.” This means that only one copy of the Notice of Internet Availability of Proxy Materials may have been sent to multiple shareholders in a household. We will promptly deliver a separate copy to a shareholder upon written or oral request to the Corporate Secretary at the following address and phone number: Northrop Grumman Corporation, 2980 Fairview Park Drive, Falls Church, Virginia 22042, (703) 280-2900. To receive separate copies of the notice in the future, or if a shareholder is receiving multiple copies and would like to receive only one copy for the household, the shareholder should contact his or her bank, broker or other nominee record holder, or may contact the Corporate Secretary at the above address or phone number.

72 | NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

MISCELLANEOUS

 Cost of Soliciting Proxies

We will pay all costs of soliciting proxies. We have made arrangements with brokerage houses and other custodians, nominees and fiduciaries to make proxy materials available to beneficial owners. We will, upon request, reimburse them for reasonable expenses incurred. We have retained D.F. King & Co., Inc. of New York at an estimated fee of $20,000, plus reasonable disbursements to solicit proxies on our behalf. Our officers, directors and regular employees may solicit proxies personally, by means of materials prepared for shareholders and employee-shareholders or by telephone or other methods to the extent deemed appropriate by the Board.

No additional compensation will be paid to such individuals for this activity. The extent to which this solicitation will be necessary will depend upon how promptly proxies are received. We therefore urge shareholders to give voting instructions without delay.

 Available Information

You may obtain a copy of the following corporate governance materials on the Investor Relations section of our website (www.northropgrumman.com) under Corporate Governance:

•	Bylaws;

•	Principles of Corporate Governance;

•	Standards of Business Conduct;

•	Policy and Procedure Regarding Company Transactions with Related Persons; and

•	Board Committee Charters.

Copies of these documents are also available without charge to any shareholder upon written request to the Corporate Secretary, Northrop Grumman Corporation, 2980 Fairview Park Drive, Falls Church, Virginia 22042.

We disclose amendments to provisions of our Standards of Business Conduct by posting amendments on our website. Waivers of the provisions of our Standards of Business Conduct that apply to our directors or executive officers are disclosed in a Current Report on Form 8-K.

 Incorporation by Reference

In accordance with SEC rules, notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the information included under the section entitled “Compensation Committee Report” and those portions of the information included under the section entitled “Audit Committee Report” required by the SEC’s rules to be included therein, shall not be deemed to be “soliciting material” or “filed” with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except to the extent we specifically incorporate these items by reference.

 Annual Report

March 30, 2018

NOTICE: THE COMPANY FILED AN ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2017 ON JANUARY 29, 2018. SHAREHOLDERS OF RECORD ON MARCH 20, 2018 MAY OBTAIN A COPY OF THIS REPORT WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, NORTHROP GRUMMAN CORPORATION, 2980 FAIRVIEW PARK DRIVE, FALLS CHURCH, VIRGINIA 22042.

Jennifer C. McGarey

Corporate Vice President and Secretary

NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT | 73

APPENDIX A - USE OF NON-GAAP FINANCIAL MEASURES

This Proxy Statement contains non-GAAP (accounting principles generally accepted in the United States of America) financial measures, as defined by SEC Regulation G and indicated by an asterisk in this Proxy Statement. While we believe investors and other users of our financial statements may find these non-GAAP financial measures useful in evaluating our financial performance and operational trends, they should be considered as supplemental in nature, and therefore, should not be considered in isolation or as a substitute for financial information prepared in accordance with GAAP. Definitions and reconciliations for the non-GAAP financial measures contained in this Proxy Statement are provided below. Other companies may define these measures differently or may utilize different non-GAAP financial measures.

Cash flow metrics: We use cash flow metrics as internal measures of financial performance and for performance-based compensation decisions. We also use these measures as a key factor in our planning for, and consideration of, acquisitions, stock repurchases and the payment of dividends. The following cash flow metrics may be useful to investors and other users of our financial statements as a supplemental measure of our cash performance, but should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP.

Cash provided by operating activities before after-tax discretionary pension contribution: Cash provided by operating activities before the after-tax impact of discretionary pension contribution. Cash provided by operating activities before after-tax discretionary pension contribution is reconciled below.

Cash Flow from Operations Conversion: Cash provided by operating activities before after-tax pension contribution as defined above, divided by net income excluding the impact of 2017 tax reform.

Free cash flow: Net cash provided by operating activities less capital expenditures. Free cash flow is reconciled below.

Free cash flow before after-tax discretionary pension contribution: Free cash flow before the after-tax impact of discretionary pension contribution. Free cash flow before after-tax discretionary pension contribution is reconciled below.

Cumulative free cash flow: The aggregate free cash flow before the after-tax impact of total pension funding over a three-year period.

Pension-adjusted metrics: For financial statement purposes, we account for our employee pension plans in accordance with GAAP (FAS). However, the cost of these plans is charged to our contracts in accordance with the Federal Acquisition Regulation (FAR) and the related U.S. Government Cost Accounting Standards (CAS) that govern such plans. We use pension-adjusted metrics as internal measures of financial performance and for performance-based compensation decisions. The following pension-adjusted measures may be useful to investors and other users of our financial statements in evaluating our performance based upon the pension costs charged to our contracts.

Net FAS/CAS pension adjustment: The difference between pension expense charged to contracts and included as cost in segment operating income in accordance with CAS and pension expense determined in accordance with FAS. Net FAS/CAS pension adjustment is presented below.

Pension-adjusted operating income: Operating income before the net FAS/CAS pension adjustment as defined above. Pension-adjusted operating income is reconciled below.

Pension-adjusted operating margin rate: Pension-adjusted operating income as defined above, divided by sales. Pension-adjusted operating margin rate is reconciled below.

After-tax net pension adjustment: The net income impact, after tax at the statutory rate of 35 percent, of the net FAS/CAS pension adjustment as defined above. After-tax net pension adjustment is presented below.

Pension-adjusted net income: Net income before the after-tax net pension adjustment as defined above and excluding the impact of 2017 tax reform. Pension-adjusted net income is reconciled below.

Pre-tax net pension adjustment per share: The per share impact, before tax, of the net FAS/CAS pension adjustment as defined above. Pre-tax net pension adjustment per share is presented below.

After-tax net pension adjustment per share: The per share impact, after tax at the statutory rate of 35 percent, of the net FAS/CAS pension adjustment as defined above. After-tax net pension adjustment per share is presented below.

Pension-adjusted diluted EPS: Diluted EPS excluding the after-tax net pension adjustment per share as defined above. Pension-adjusted diluted EPS is reconciled below.

Diluted EPS excluding 2017 tax reform and related discretionary pension contribution impacts: Net earnings excluding the impacts of 2017 tax reform and our related discretionary pension contribution divided by weighted average diluted shares outstanding. This measure may be useful to investors and other users of our financial statements in understanding the impact of these items to our

NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT | A-1

APPENDIX A - USE OF NON-GAAP FINANCIAL MEASURES

financial results, but should not be considered in isolation or as an alternative to earnings per share presented in accordance with GAAP. Diluted earnings per share excluding 2017 tax reform and related discretionary pension contribution impacts is reconciled below.

Segment operating income: Total earnings from our three segments including allocated pension expense recognized under CAS, and excluding unallocated corporate items and FAS pension expense. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the financial performance and operational trends of our sectors. Segment operating income is reconciled below.

Segment operating margin rate: Segment operating income as defined above, and reconciled below, divided by sales. This measure may be useful to investors and other users of our financial statements as a supplemental measure in evaluating the financial performance and operational trends of our sectors.

Reconciliation of Non-GAAP Financial Measures

	Total Year
($M)	2017	2016
Cash provided by operating activities before after-tax discretionary pension contribution	$2,938	$2,813
After-tax discretionary pension contribution impact	(325)	—

Net cash provided by operating activities	$2,613	$2,813
Less: capital expenditures	(928)	(920)

Free cash flow	$1,685	$1,893
After-tax discretionary pension contribution impact	325	—

Free cash flow before after-tax discretionary pension contribution	$2,010	$1,893

Operating income	$3,299	$3,193
Operating margin rate	12.8%	13.0%
Reconciliation to segment operating income
Net FAS/CAS pension adjustment	(594)	(316)
Unallocated corporate expenses	250	53
Other	4	5

Segment operating income	$2,959	$2,935
Segment operating margin rate	11.5%	12.0%

Pension-adjusted operating highlights
Operating income	$3,299	$3,193
Net FAS/CAS pension adjustment	(594)	(316)

Pension-adjusted operating income	$2,705	$2,877
Pension-adjusted operating margin rate	10.5%	11.7%

Net income	$2,015	$2,200
Net FAS/CAS pension adjustment	(594)	(316)
Tax effect on net pension adjustment	208	111

After-tax net pension adjustment	(386)	(205)
Tax expense related to the 2017 Tax Act	300	—

Pension-adjusted net income	$1,929	$1,995

Net income	$2,015	$2,200
Tax expense related to the 2017 Tax Act	300	$—

Net income excluding 2017 tax reform impact	$2,315	$2,200

A-2 | NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

APPENDIX A - USE OF NON-GAAP FINANCIAL MEASURES

	Total Year
	2017	2016	2015
Pension-adjusted per share data
Diluted EPS	$11.47	$12.19	$10.39
Pre-tax net pension adjustment per share	(3.38)	(1.75)	(1.82)
Tax effect on net pension adjustment per share	1.18	0.61	0.64

After-tax net pension adjustment per share	(2.20)	(1.14)	(1.18)

Pension-adjusted diluted EPS	$9.27	$11.05	$9.21

Total Year
2017
Diluted EPS	$11.47
Tax expense related to the 2017 Tax Act	1.71
Tax expense related to discretionary pension contribution[1]	0.05
Operating income reduction related to discretionary pension contribution, net of tax[2]	0.05

Impact on diluted EPS of 2017 tax reform and related discretionary pension contribution	$1.81

Diluted EPS excluding 2017 tax reform and related discretionary pension contribution impacts	$13.28

1 Reflects $8 million of additional income tax recorded due to lower manufacturing deductions available as a result of the $500 million voluntary pre-tax pension contribution.

2 Reflects $9 million of lower operating income (net of tax) as follows; $18 million reduction in corporate operating income due to lower state deferred tax assets, partially offset by approximately $4.5 million of higher sector operating income as a result of lower state tax cost, each tax effected at 35 percent.

NOTICE OF 2018 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT | A-3

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 AM, Eastern Time, on May 16, 2018.

Vote by Internet

•	Go to www.envisionreports.com/noc
•	Or scan the QR code with your smartphone
•	Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
•	Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposal 2, FOR Proposal 3 and AGAINST Proposal 4.

1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
	01 - Wesley G. Bush	☐	☐	☐	06 - William H. Hernandez	☐	☐	☐	10 - Thomas M. Schoewe	☐	☐	☐
	02 - Marianne C. Brown	☐	☐	☐	07 - Madeleine A. Kleiner	☐	☐	☐	11 - James S. Turley	☐	☐	☐
	03 - Donald E. Felsinger	☐	☐	☐	08 - Karl J. Krapek	☐	☐	☐	12 - Mark A. Welsh III	☐	☐	☐
	04 - Ann M. Fudge	☐	☐	☐	09 - Gary Roughead	☐	☐	☐
	05 - Bruce S. Gordon	☐	☐	☐

		For	Against	Abstain
2.	Proposal to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers.	☐	☐	☐

		For	Against	Abstain
3.	Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s Independent Auditor for fiscal year ending December 31, 2018.	☐	☐	☐
		For	Against	Abstain
4.	Proposal to modify the ownership threshold for shareholders to call a special meeting.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

1 P C F
02SCNA

+

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

+
Proxy — NORTHROP GRUMMAN CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

MAY 16, 2018, 8:00 A.M.

Northrop Grumman Corporation Headquarters

2980 Fairview Park Drive, Falls Church, Virginia 22042

This Proxy/Voting Instruction Card is Solicited on Behalf of The Board of Directors for the 2018 Annual Meeting of Shareholders

The undersigned hereby constitutes and appoints Sheila C. Cheston and Jennifer C. McGarey, and each of them, attorneys and proxies with full power of substitution, to represent the undersigned and to vote all shares of Common Stock, $1.00 par value, of Northrop Grumman Corporation (the “Company”), that the undersigned would be entitled to vote if personally present at the 2018 Annual Meeting of Shareholders of the Company to be held on Wednesday, May 16, 2018, at 8:00 a.m. (Eastern Daylight Time) at the Northrop Grumman Corporation Headquarters, 2980 Fairview Park Drive, Falls Church, Virginia 22042, and at any and all adjournments or postponements thereof (the “Meeting”), as herein specified and in such proxyholder’s discretion upon any other matter that may properly come before the Meeting including without limitation to vote on the election of such substitute nominees as such proxies may select in the event nominee(s) named on their card become(s) unable to serve as director. By granting this proxy, the undersigned hereby revokes any proxy previously granted by the undersigned.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES LISTED UNDER PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3 AND “AGAINST” PROPOSAL 4.

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

If shares are held on your behalf under any of the Company Savings Plans, the proxy serves to provide confidential instructions to the plan Trustee or Voting Manager who then votes the shares. Instructions must be received by 11:59 p.m. Eastern Time on May 13, 2018 to be included in the tabulation to the plan Trustee or Voting Manager. For shares represented by proxies not received by this date, the applicable plan Trustee or Voting Manager will treat the received proxies as instructions to vote the respective plan shares in the same proportion as shares held under the plan for which voting instructions have been received, unless contrary to the Employment Retirement Income Security Act.

(Continued and to be signed on the other side)

C	Non-Voting Items

Change of Address — Please print new address below.

+

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposal 2, FOR Proposal 3 and AGAINST Proposal 4.

1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+
	01 - Wesley G. Bush	☐	☐	☐	06 - William H. Hernandez	☐	☐	☐	10 - Thomas M. Schoewe	☐	☐	☐
	02 - Marianne C. Brown	☐	☐	☐	07 - Madeleine A. Kleiner	☐	☐	☐	11 - James S. Turley	☐	☐	☐
	03 - Donald E. Felsinger	☐	☐	☐	08 - Karl J. Krapek	☐	☐	☐	12 - Mark A. Welsh III	☐	☐	☐
	04 - Ann M. Fudge	☐	☐	☐	09 - Gary Roughead	☐	☐	☐
	05 - Bruce S. Gordon	☐	☐	☐

		For	Against	Abstain
2.	Proposal to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers.	☐	☐	☐

		For	Against	Abstain
3.	Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s Independent Auditor for fiscal year ending December 31, 2018.	☐	☐	☐
		For	Against	Abstain
4.	Proposal to modify the ownership threshold for shareholders to call a special meeting.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

1 UPX
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▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — NORTHROP GRUMMAN CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

MAY 16, 2018, 8:00 A.M.

Northrop Grumman Corporation Headquarters

2980 Fairview Park Drive, Falls Church, Virginia 22042

This Proxy/Voting Instruction Card is Solicited on Behalf of The Board of Directors for the 2018 Annual Meeting of Shareholders

The undersigned hereby constitutes and appoints Sheila C. Cheston and Jennifer C. McGarey, and each of them, attorneys and proxies with full power of substitution, to represent the undersigned and to vote all shares of Common Stock, $1.00 par value, of Northrop Grumman Corporation (the “Company”), that the undersigned would be entitled to vote if personally present at the 2018 Annual Meeting of Shareholders of the Company to be held on Wednesday, May 16, 2018, at 8:00 a.m. (Eastern Daylight Time) at the Northrop Grumman Corporation Headquarters, 2980 Fairview Park Drive, Falls Church, Virginia 22042, and at any and all adjournments or postponements thereof (the “Meeting”), as herein specified and in such proxyholder’s discretion upon any other matter that may properly come before the Meeting including without limitation to vote on the election of such substitute nominees as such proxies may select in the event nominee(s) named on their card become(s) unable to serve as director. By granting this proxy, the undersigned hereby revokes any proxy previously granted by the undersigned.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES LISTED UNDER PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3 AND “AGAINST” PROPOSAL 4.

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

If shares are held on your behalf under any of the Company Savings Plans, the proxy serves to provide confidential instructions to the plan Trustee or Voting Manager who then votes the shares. Instructions must be received by 11:59 p.m. Eastern Time on May 13, 2018 to be included in the tabulation to the plan Trustee or Voting Manager. For shares represented by proxies not received by this date, the applicable plan Trustee or Voting Manager will treat the received proxies as instructions to vote the respective plan shares in the same proportion as shares held under the plan for which voting instructions have been received, unless contrary to the Employment Retirement Income Security Act.

(Continued and to be signed on the other side)

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IMPORTANT ANNUAL MEETING INFORMATION

Vote by Internet
• Go to www.envisionreports.com/NOC
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Important Notice Regarding the Availability of Proxy Materials for the

Northrop Grumman Corporation Annual Meeting of Shareholders to be Held on May 16, 2018

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual meeting of shareholders are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication is not a form for voting and presents only an overview of the more complete proxy materials that are available to you on the Internet or by mail. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to www.envisionreports.com/NOC to view the materials.

Step 2: Click on Cast Your Vote or Request Materials.

Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 6, 2018 to facilitate timely delivery.

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Northrop Grumman Corporation’s Annual Meeting of Shareholders will be held on May 16, 2018 at Northrop Grumman Corporation Headquarters, 2980 Fairview Park Drive, Falls Church, Virginia 22042, at 8:00 a.m. Eastern Daylight Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR proposals 1–3 and AGAINST Proposal 4.

1.	Election of the following 12 nominees as Directors:

Wesley G. Bush, Marianne C. Brown, Donald E. Felsinger, Ann M. Fudge, Bruce S. Gordon, William H. Hernandez, Madeleine A. Kleiner, Karl J. Krapek, Gary Roughead, Thomas M. Schoewe, James S. Turley and Mark A. Welsh III.

2.	Proposal to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers.

3.	Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s Independent Auditor for fiscal year ending December 31, 2018.

4.	Proposal to modify the ownership threshold for shareholders to call a special meeting.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or by telephone or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to the 2018 annual meeting are available in the proxy statement,

which can be viewed at www.envisionreports.com/NOC.

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below.

If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

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Internet – Go to www.envisionreports.com/NOC. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

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Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

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Email – Send email to investorvote@computershare.com with “Proxy Materials Northrop Grumman Corporation” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 6, 2018.

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March 30, 2018

CA 18-XX

Important Information Regarding Your

Northrop Grumman Shares—Your Vote Is Important

To Northrop Grumman Employees:

Northrop Grumman filed its proxy statement today for the 2018 Annual Meeting of Shareholders. The 2018 proxy statement and 2017 annual report are now available online.

Many of you hold Northrop Grumman shares through one of the company’s savings plans. As shareholders, you have the right to vote on matters that impact the company. Your vote on these matters is important, and Northrop Grumman encourages you to vote your shares.

Northrop Grumman employees who hold Northrop Grumman shares as participants in the Northrop Grumman Savings Plan or the Northrop Grumman Financial Security and Savings Program will receive an email tonight from the company’s transfer agent, Computershare. This email will contain important instructions for viewing the proxy statement and annual report, and for voting your shares.

This email is an important communication approved by Northrop Grumman. The subject line of the email will read, “Northrop Grumman Corporation Proxy Meeting Materials.” Note that the “EXT” warning tag, which appears in the subject line of emails originating outside of Northrop Grumman, will be removed for this message coming directly from Computershare. If you do not receive this email, or if you have any questions, please contact Computershare at 877-498-8861 or the company’s shareholder services at 703-280-3507.

Northrop Grumman values your input as shareholders. Please ensure that your shares are represented at the 2018 Annual Meeting.

Thank you for your attention to this matter.

CORPORATE COMMUNICATIONS

Your Northrop Grumman Corporation proxy statement and annual report are now available online and you may also vote your shares for the 2018 Annual Meeting of Shareholders.

To view the proxy statement and annual report, please visit: www.envisionreports.com/NOC

To cast your vote, please visit www.envisionreports.com/NOC and follow the on-screen instructions. You will be prompted to enter your Control Number (provided above) to access this voting site.

Please note that votes submitted through this site must be received by 1:00 a.m., Eastern Time, May 16, 2018.

If shares are held on your behalf under any of the Company Savings Plans, voting instructions submitted through this site must be received by 11:59 p.m., Eastern Time, Sunday, May 13, 2018.

Thank you for viewing the 2018 Northrop Grumman Corporation Annual Meeting Materials and for submitting your very important vote.

REMEMBER, YOUR VOTE IS VERY IMPORTANT, PLEASE VOTE.

Please note: Registered shareholders may unsubscribe to email notifications at any time by changing their elections at Investor Center.

Questions? For additional assistance regarding your account please visit www.computershare.com/ContactUs. Our virtual agent, Penny, provides answer to many frequently asked questions.

Please do not reply to this email. This mailbox is not monitored and you will not receive a response.

This email and any files transmitted with it are solely intended for the use of the addressee(s) and may contain information that is confidential and privileged. If you receive this email in error, please advise us immediately. Please also disregard the contents of the email, delete it and destroy any copies immediately.

Computershare Limited and its subsidiaries do not accept liability for the views expressed in the email or for the consequences of any computer viruses that may be transmitted with this email. This email is also subject to copyright. No part of it should be reproduced, adapted or transmitted without the written consent of the copyright owner.